Exhibit 99.1

Part II

Item 8 —	Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of Willis Towers Watson Public Limited Company
Dublin, Ireland
We have audited the accompanying consolidated balance sheets of Willis Towers Watson Public Limited Company and subsidiaries (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows for each of the three years in the period ended December 31, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Willis Towers Watson Public Limited Company and subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2015, based on the criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report (not presented herein) dated February 29, 2016 expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ Deloitte LLP
London, United Kingdom
February 29, 2016 (March 10, 2016 as to Notes 28, 29 and 30)

Financial Statements

CONSOLIDATED STATEMENTS OF OPERATIONS

		Years ended December 31,
	Note	2015	2014	2013
		(millions, except per share data)
REVENUES
Commissions and fees		$3,809	$3,767	$3,633
Investment income		12	16	15
Other income		8	19	7
Total revenues		3,829	3,802	3,655
EXPENSES
Salaries and benefits	3	(2,306)	(2,314)	(2,207)
Other operating expenses		(799)	(659)	(636)
Depreciation expense	11	(95)	(92)	(94)
Amortization of intangible assets	13	(76)	(54)	(55)
Restructuring costs	5	(126)	(36)	—
Total expenses		(3,402)	(3,155)	(2,992)
OPERATING INCOME		427	647	663
Other income (expense), net	7	55	6	22
Loss on extinguishment of debt	18	—	—	(60)
Interest expense	18	(142)	(135)	(126)
INCOME BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES		340	518	499
Income tax benefit (expense)	8	33	(159)	(122)
INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES		373	359	377
Interest in earnings of associates, net of tax		11	14	—
NET INCOME		384	373	377
Less: net income attributable to noncontrolling interests		(11)	(11)	(12)
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON		$373	$362	$365

EARNINGS PER SHARE — BASIC AND DILUTED (i)	9
— Basic earnings per share		$5.49	$5.40	$5.53
— Diluted earnings per share		$5.41	$5.32	$5.37

CASH DIVIDENDS DECLARED PER SHARE (i)		$3.28	$3.18	$2.97

(i) Basic and diluted earnings per share, and cash dividends declared per share, have been retroactively adjusted to reflect the reverse stock split on January 4, 2016. See Note 31 - Subsequent Events for further details.

The accompanying notes are an integral part of these consolidated financial statements.

Willis Towers Watson plc

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

		Years ended December 31,
	Note	2015	2014	2013
		(millions)

Net income		$384	$373	$377
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments		(133)	(183)	20
Pension funding adjustment:
Foreign currency translation on pension funding adjustment		33	37	(10)
Net actuarial (loss) gain		(32)	(255)	85
Prior service gain		172	—	—
Amortization of unrecognized actuarial loss		36	40	46
Amortization of unrecognized prior service gain		(14)	(3)	(4)
Curtailment (loss) gain		(15)	2	—
		180	(179)	117
Derivative instruments:
Interest rate swap reclassification adjustment		—	(4)	(4)
(Loss) gain on forward exchange contracts (effective element)		(31)	(25)	8
Forward exchange contracts reclassification adjustment		3	13	1
Gain on treasury lock (effective element)		—	—	15
Treasury lock reclassification adjustment		—	(1)	—
		(28)	(17)	20
Other comprehensive income (loss), net of tax	21	19	(379)	157
Comprehensive income (loss)		403	(6)	534
Less: Comprehensive income attributable to noncontrolling interests		(1)	(5)	(12)
Comprehensive income (loss) attributable to Willis Towers Watson		$402	$(11)	$522

The accompanying notes are an integral part of these consolidated financial statements.

Financial Statements

CONSOLIDATED BALANCE SHEETS

		December 31,
	Note	2015	2014
		(millions, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents		$532	$635
Accounts receivable, net		1,258	1,044
Fiduciary assets		10,458	8,948
Other current assets	14	255	212
Total current assets		12,503	10,839
NON-CURRENT ASSETS
Fixed assets, net	11	563	483
Goodwill	12	3,737	2,937
Other intangible assets, net	13	1,115	450
Investments in associates		13	169
Deferred tax assets	8	76	19
Pension benefits asset	17	623	314
Other non-current assets	14	209	210
Total non-current assets		6,336	4,582
TOTAL ASSETS		$18,839	$15,421
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities		$10,458	$8,948
Deferred revenue and accrued expenses		752	619
Income taxes payable		45	33
Short-term debt and current portion of long-term debt	18	988	167
Other current liabilities	15	558	444
Total current liabilities		12,801	10,211
NON-CURRENT LIABILITIES
Long-term debt	18	2,278	2,130
Liability for pension benefits	17	279	284
Deferred tax liabilities	8	240	147
Provisions for liabilities	19	295	194
Other non-current liabilities	15	533	389
Total non-current liabilities		3,625	3,144
Total liabilities		16,426	13,355
(Continued on next page)

Willis Towers Watson plc

CONSOLIDATED BALANCE SHEETS (Continued)

		December 31,
	Note	2015	2014
		(millions, except share data)
COMMITMENTS AND CONTINGENCIES	20	—	—

REDEEMABLE NONCONTROLLING INTEREST		53	59

EQUITY
Ordinary shares, $0.000304635 nominal value; Authorized: 1,510,003,775; Issued 68,624,892 shares in 2015 and 67,459,977 shares in 2014 (i)		—	—
Ordinary shares, €1 nominal value; Authorized: 40,000; Issued 40,000 shares in 2015 and 2014		—	—
Preference shares, $0.000115 nominal value; Authorized: 1,000,000,000; Issued nil shares in 2015 and 2014		—	—
Additional paid-in capital		1,672	1,524
Retained earnings		1,597	1,530
Accumulated other comprehensive loss, net of tax	21	(1,037)	(1,066)
Treasury shares, at cost, 17,519 shares in 2015 and 2014, and 40,000 shares, €1 nominal value, in 2015 and 2014		(3)	(3)
Total Willis Towers Watson stockholders’ equity		2,229	1,985
Noncontrolling interests		131	22
Total equity		2,360	2,007
TOTAL LIABILITIES AND EQUITY		$18,839	$15,421

(i) The nominal value of ordinary shares and number of ordinary shares issued in 2015 and 2014 have been retroactively adjusted to reflect the reverse stock split on January 4, 2016. See Note 31 - Subsequent Events for further details.

The accompanying notes are an integral part of these consolidated financial statements.

Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Years ended December 31,
	Note	2015	2014	2013
		(millions)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income		$384	$373	$377
Adjustments to reconcile net income to total net cash provided by operating activities:
Net gain on disposal of operations, fixed and intangible assets and gain on remeasurement of previously held equity interest		(90)	(17)	(7)
Depreciation expense	11	95	92	94
Amortization of intangible assets	13	76	54	55
Amortization of cash retention awards		11	10	6
Net periodic benefit of defined benefit pension plans	17	(78)	(17)	(4)
Provision for doubtful accounts	16	5	4	3
Provision for deferred income taxes		(99)	66	39
Gain on derivative instruments		(6)	(12)	18
Excess tax benefits from share-based payment arrangements		(7)	(5)	(2)
Share-based compensation	4	64	52	42
Tender premium included in loss on extinguishment of debt		—	—	65
Undistributed earnings of associates		(6)	(9)	8
Effect of exchange rate changes on net income		73	39	(4)
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Accounts receivable		(155)	(66)	(116)
Fiduciary assets		(508)	(887)	804
Fiduciary liabilities		508	887	(804)
Cash incentives paid		(439)	(401)	(346)
Funding of defined benefit pension plans	17	(118)	(122)	(150)
Other assets		(5)	16	14
Other liabilities		495	432	445
Movement on provisions		43	(12)	24
Total net cash provided by operating activities		243	477	561
(Continued on next page)

Willis Towers Watson plc

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

		Years ended December 31,
	Note	2015	2014	2013
		(millions)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets		13	6	12
Additions to fixed assets		(146)	(113)	(112)
Additions to intangible assets		(12)	(4)	(7)
Acquisitions of operations, net of cash acquired		(845)	(241)	(30)
Payments to acquire (proceeds from sale of) other investments, net of distributions received		3	(10)	(3)
Proceeds from sale of operations, net of cash disposed		44	86	20
Net cash used in investing activities		(943)	(276)	(120)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from drawdown of revolving credit facility	18	469	—	—
Senior notes issued	18	—	—	522
Debt issuance costs		(5)	(3)	(8)
Repayments of debt	18	(166)	(15)	(536)
Tender premium on extinguishment of senior notes	18	—	—	(65)
Proceeds from issue of other debt	18	592	—	—
Repurchase of shares		(82)	(213)	—
Proceeds from issue of shares		124	134	155
Excess tax benefits from share-based payment arrangements		7	5	2
Dividends paid		(277)	(210)	(193)
Acquisition of noncontrolling interests		(5)	(4)	(4)
Dividends paid to noncontrolling interests		(16)	(17)	(10)
Net cash provided by (used in) financing activities		641	(323)	(137)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS		(59)	(122)	304
Effect of exchange rate changes on cash and cash equivalents		(44)	(39)	(8)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR		635	796	500
CASH AND CASH EQUIVALENTS, END OF YEAR		$532	$635	$796

The accompanying notes are an integral part of these consolidated financial statements.

Financial Statements

CONSOLIDATED STATEMENTS OF EQUITY

	Shares outstanding(iv)	Ordinary shares and APIC (i)	Retained Earnings	Treasury Stock	AOCL (ii)	Total WTW shareholders’ equity	Noncontrolling Interests	Total Equity	Redeemable Noncontrolling interests (iii)	Total
	(thousands)	(millions)
Balance at January 1, 2013	65,375	$1,125	$1,427	$(3)	$(850)	$1,699	$26	$1,725	$—
Net income	—	—	365	—	—	365	12	377	—	$377
Dividends	—	—	(197)	—	—	(197)	(10)	(207)	—
Other comprehensive income	—	—	—	—	157	157	—	157	—	$157
Issue of shares under employee stock compensation plans and related tax benefits	2,145	153	—	—	—	153	—	153	—
Share-based compensation	—	42	—	—	—	42	—	42	—
Purchase of subsidiary shares from noncontrolling interests, net	—	(4)	—	—	—	(4)	—	(4)	—
Balance, December 31, 2013	67,520	1,316	1,595	(3)	(693)	2,215	28	2,243	—
Shares repurchased	(1,906)	—	(213)	—	—	(213)	—	(213)	—
Net income	—	—	362	—	—	362	11	373	—	$373
Dividends	—	—	(214)	—	—	(214)	(17)	(231)	—
Other comprehensive loss	—	—	—	—	(373)	(373)	(2)	(375)	(4)	$(379)
Issue of shares under employee stock compensation plans and related tax benefits	1,832	146	—	—	—	146	—	146	—
Issue of shares for acquisitions	14	1	—	—	—	1	—	1	—
Share-based compensation	—	52	—	—	—	52	—	52	—
Additional noncontrolling interests	—	—	—	—	—	—	2	2	63
Foreign currency translation	—	9	—	—	—	9	—	9	—
Balance at December 31, 2014	67,460	1,524	1,530	(3)	(1,066)	1,985	22	2,007	59
Shares repurchased	(646)	—	(82)	—	—	(82)	—	(82)	—
Net income	—	—	373	—	—	373	8	381	3	$384
Dividends	—	—	(224)	—	—	(224)	(11)	(235)	(5)
Other comprehensive income	—	—	—	—	29	29	(6)	23	(4)	$19
Issue of shares under employee stock compensation plans and related tax benefits	1,811	128	—	—	—	128	—	128	—
Share-based compensation	—	64	—	—	—	64	—	64	—
Additional noncontrolling interests(v)	—	(53)	—	—	—	(53)	118	65	—
Foreign currency translation	—	9	—	—	—	9	—	9	—
Balance at December 31, 2015	68,625	$1,672	$1,597	$(3)	$(1,037)	$2,229	$131	$2,360	$53
_________________________________

(i)	APIC means Additional Paid-In Capital.

(ii)	AOCL means Accumulated Other Comprehensive Loss, Net of Tax.

(iii)
In accordance with the requirements of Accounting Standards Codification 480-10-S99-3A we have determined that the noncontrolling interest in Max Matthiessen Holding AB should be disclosed as a redeemable noncontrolling interest and presented within mezzanine or temporary equity.

(iv)
The nominal value of ordinary shares and number of ordinary shares issued in 2015 and 2014 have been retroactively adjusted to reflect the reverse stock split on January 4, 2016. See note 31 - Subsequent Events for further details.

(v)
As a result of the acquisition of Gras Savoye, we acquired the remaining noncontrolling interest in Willis Iberia Correduria de Seguros y Reaseguros SA, resulting in an approximate $50 million adjustment to APIC.

Willis Towers Watson plc

1.	NATURE OF OPERATIONS AND MERGER
Nature of Operations
This is the first Annual Report on Form 10-K that Willis Towers Watson Public Limited Company has filed since the completion of the merger between Willis Group Holdings Public Limited Company and Towers Watson and Company on January 4, 2016. Due to the closing date of the merger on January 4, 2016 and after the end of the fiscal year, Legacy Towers Watson results of operations and financial position are not presented in this 10-K and therefore are not reflected in the consolidated financial statements or those notes to the financial statements.
Willis Towers Watson is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. The Company provides both specialized risk management advisory and consulting services on a global basis to clients engaged in specific industrial and commercial activities, and services to small, medium and large corporations through its retail operations. We design and deliver solutions that manage risk, optimize benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. We help organizations improve performance through effective people, risk and financial management by focusing on providing human capital and financial consulting services.
In its capacity as an advisor, insurance and reinsurance broker, the Company acts as an intermediary between clients and insurance carriers by advising clients on risk management requirements, helping clients determine the best means of managing risk, and negotiating and placing insurance risk with insurance carriers through the Company’s global distribution network.
In our capacity as a consultant, technology and solutions and private exchange company we help our clients enhance business performance by improving their ability to attract, retain and motivate qualified employees. We focus on delivering consulting services that help organizations anticipate, identify and capitalize on emerging opportunities in human capital management as well as investment advice to help our clients develop disciplined and efficient strategies to meet their investment goals. We operate the largest private Medicare exchange in the United States. Through this exchange, we help our clients move to a more sustainable economic model by capping and controlling the costs associated with retiree healthcare benefits.
Our unique perspective allows us to see the critical intersections between talent, assets and ideas - the dynamic formula that drives business performance.
Merger
The Merger was consummated on January 4, 2016, pursuant to the previously announced Agreement and Plan of Merger. Immediately following the Merger, the Company effected an amendment to its Constitution and other organizational documents to change its name from Willis Group Holdings Public Limited Company to Willis Towers Watson Public Limited Company.
Due to the closing date of the Merger on January 4, 2016, and after the end of the fiscal year, Legacy Towers Watson results of operations and financial position are not presented in this Form 10-K. Please see Note 31 — Subsequent Events for additional information.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
Recent Accounting Pronouncements to be Adopted in Future Periods

In May 2014, the Financial Accounting Standards Board (‘FASB’) issued Accounting Standard Update (‘ASU’) No. 2014-09, ‘Revenue From Contracts With Customers’. The new standard supersedes most current revenue recognition guidance and eliminates industry-specific guidance. The ASU is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. The ASU was originally scheduled to become effective for the Company at the beginning of its 2017 fiscal year; early adoption was not initially permitted. However, in August 2015, the FASB issued ASU No. 2015-14 ‘Revenue from Contracts from Customers: Deferral of the Effective Date’ deferring the effective date but permitting early adoption at the original effective date. Consequently, the guidance will now become mandatorily effective for the Company at the beginning of its 2018 fiscal year. Entities have the option of using either a

Notes to the financial statements

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

full retrospective or a modified retrospective approach for the adoption of the new standard. The Company is currently assessing the impact that this standard will have on its consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-12, ‘Stock Compensation’, which sets out the guidance where share-based payment awards granted to employees required specific performance targets to be achieved in order for employees to become eligible to vest in the awards and such performance targets could be achieved after an employee completes the requisite service period. The amendment in this update requires a performance target that affects vesting and that could be achieved after the requisite service period to be treated as a performance condition. The guidance is applicable to the Company for interim and annual reporting periods beginning after December 15, 2015, although earlier adoption is permitted. Adoption of this update is not expected to materially affect the Company’s consolidated financial position, results of operations or cash flows.

In September 2015, the FASB issued ASU No. 2015-16, ‘Simplifying the Accounting for Measurement-Period Adjustments’ in relation to business combinations, which requires that an acquirer recognize adjustments to provisional amounts that are identified in the measurement period in the reporting period in which the adjustment amounts are determined. The ASU becomes effective for the Company at the beginning of the 2016 fiscal year; early adoption is permitted. The Company is required to apply the new guidance prospectively.

In January 2016, the FASB issued ASU No. 2016-01 ‘Recognition and Measurement of Financial Assets and Financial Liabilities’, which, among other things, amends the classification and measurement requirements for investments in equity securities and amends the presentation requirements for certain fair value changes for certain financial liabilities measured at fair value. The ASU becomes effective for the Company at the beginning of the 2018 fiscal year; only partial early adoption is permitted. The Company is required to apply a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The Company is currently assessing the impact that this standard will have on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02 ‘Leases’, which requires a lessee to recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The ASU becomes effective for the Company at the beginning of the 2019 fiscal year; early adoption is permitted. The Company is currently assessing the impact that this standard will have on its consolidated financial statements.

Recent Accounting Pronouncements Adopted During the Period
Debt Issuance Costs

In April 2015, the FASB issued ASU No. 2015-03 ‘Simplifying the Presentation of Debt Issuance Costs’, which requires that debt issuance costs related to a note shall be reported in the balance sheet as a direct deduction from the face amount of that note and that amortization of debt issuance costs shall be reported as interest expense. The Company has opted to early-adopt this update, which it has applied retrospectively, as of December 31, 2015. This has resulted in ‘Other assets’ and ‘Debt’ each being reported, after reclassifications, as $12 million lower as of December 31, 2014 than they were originally reported and as $16 million lower as of December 31, 2015 than they would otherwise have been reported. There was no effect on the consolidated results of operations, consolidated cash flows or consolidated equity for the year ended December 31, 2015 or any earlier year.
In addition, in August 2015, the FASB issued the related ASU No. 2015-15 ‘Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements’, which states that the Securities and Exchange Commission (‘SEC’) staff would not object to an entity deferring and presenting debt issuance costs related to a line-of-credit arrangement as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement. The Company has opted to continue to defer and present debt issuance costs related to a line-of-credit arrangement as an asset, subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement.

Willis Towers Watson plc

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Taxes

In November 2015, the FASB issued ASU No. 2015-17 ‘Balance Sheet Classification of Deferred Taxes’, which requires that deferred tax liabilities and assets be classified as non-current in the balance sheet, which simplifies the presentation. This standard is mandatorily effective for fiscal years beginning after December 15, 2016, and early adoption is permitted. The Company has opted to early-adopt this update and to apply it retrospectively to all prior periods.

The effects of the accounting change on the prior year are shown below:

	December 31,
		2014
	As originally reported	Reclassifications	As adjusted
	(millions)
Balance sheet classifications:
Current:
Deferred tax assets	$12	$(12)	$—
Deferred tax liabilities	(21)	21	—
Net current deferred tax liabilities	$(9)	$9	$—
Non-current:
Deferred tax assets	9	10	19
Deferred tax liabilities	(128)	(19)	(147)
Net non-current deferred tax liabilities	$(119)	$(9)	$(128)
Net deferred tax liabilities	$(128)	$—	$(128)

There was no effect on the consolidated results of operations, consolidated cash flows or consolidated equity for the year ended December 31, 2015 or any earlier year.

Significant Accounting Policies
These consolidated financial statements conform to accounting principles generally accepted in the United States of America (‘US GAAP’). Presented below are summaries of significant accounting policies followed in the preparation of the consolidated financial statements.
Certain reclassifications have been made to prior year amounts to conform to current year presentation.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Willis Towers Watson and its subsidiaries, which are controlled through the ownership of a majority voting interest. Intercompany balances and transactions have been eliminated on consolidation.
Common Shares Split
On January 4, 2016, the Company effected a 1 to 2.6490 reverse stock split to shareholders of record as of January 4, 2016. All share and per share information has been retroactively adjusted to reflect the reverse stock split and show the new number of shares.

Notes to the financial statements

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation
Transactions in currencies other than the functional currency of the entity are recorded at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities in currencies other than the functional currency are translated at the rates of exchange prevailing at the balance sheet date and the related transaction gains and losses are reported in the statements of operations. Certain intercompany loans are determined to be of a long-term investment nature. The Company records transaction gains and losses from remeasuring such loans as a component of other comprehensive income.
Upon consolidation, the results of operations of subsidiaries and associates whose functional currency is other than the US dollar are translated into US dollars at the average exchange rate and assets and liabilities are translated at year-end exchange rates. Translation adjustments are presented as a separate component of other comprehensive income in the financial statements and are included in net income only upon sale or liquidation of the underlying foreign subsidiary or associated company.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the financial statements and the reported amounts of revenues and expenses during the year. In the preparation of these consolidated financial statements, estimates and assumptions have been made by management concerning: the valuation of intangible assets and goodwill (including those acquired through business combinations); the selection of useful lives of fixed and intangible assets; impairment testing; provisions necessary for accounts receivable, commitments and contingencies and accrued liabilities; long-term asset returns, discount rates and mortality rates in order to estimate pension liabilities and pension expense; income tax valuation allowances; and other similar evaluations. Actual results could differ from the estimates underlying these consolidated financial statements.
Cash and Cash Equivalents
Cash and cash equivalents primarily consist of time deposits with original maturities of 90 days or less. Willis Limited, our UK brokerage subsidiary regulated by the Financial Conduct Authority, is currently required to maintain $126 million in unencumbered and available funds, of which at least $79 million must be in cash, for regulatory purposes.
Fiduciary Assets and Fiduciary Liabilities
In its capacity as an insurance agent or broker, the Company collects premiums from insureds and, after deducting its commissions, remits the premiums to the respective insurers; the Company also collects claims or refunds from insurers which it then remits to insureds.
Fiduciary Assets
Fiduciary assets comprise Fiduciary Receivables and Fiduciary Funds.
Fiduciary Receivables
Fiduciary receivables represent uncollected premiums from insureds and uncollected claims or refunds from insurers.
Fiduciary Funds
Fiduciary funds represent unremitted premiums received from insureds and unremitted claims or refunds received from insurers. Fiduciary funds are generally required to be kept in certain regulated bank accounts subject to guidelines which emphasize capital preservation and liquidity. Such funds are not available to service the Company’s debt or for other corporate purposes. Notwithstanding the legal relationships with insureds and insurers, the Company is entitled to retain investment income earned on fiduciary funds in accordance with industry custom and practice and, in some cases, as supported by agreements with insureds.
The period for which the Company holds such funds is dependent upon the date the insured remits the payment of the premium to the Company, or the date the Company receives refunds from the insurers, and the date the Company is required to forward such payment to the insurer, or insured, respectively.

Willis Towers Watson plc

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

In certain instances, the Company advances premiums, refunds or claims to insurance underwriters or insureds prior to collection. Such advances are made from fiduciary funds and are reflected in the accompanying consolidated balance sheets as fiduciary assets.
Fiduciary Liabilities
Fiduciary liabilities represent the obligations to remit fiduciary funds and fiduciary receivables to insurers or insureds.
Accounts Receivable
Accounts receivable are stated at estimated net realizable values. Allowances are recorded, when necessary, in an amount considered by management to be sufficient to meet probable future losses related to uncollectible accounts.
Fixed Assets
Fixed assets are stated at cost less accumulated depreciation. Expenditures for improvements are capitalized; repairs and maintenance are charged to expenses as incurred. Depreciation is computed using the straight-line method based on the estimated useful lives of assets.
Depreciation on buildings and long leaseholds is calculated over the lesser of 50 years or the lease term. Depreciation on leasehold improvements is calculated over the lesser of the useful life of the assets or the remaining lease term. Depreciation on furniture and equipment is calculated based on a range of 3 to 10 years. Freehold land is not depreciated.
Recoverability of Fixed Assets
Long-lived assets are tested for recoverability whenever events or changes in circumstance indicate that their carrying amounts may not be recoverable. An impairment loss is recognized if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. Recoverability is determined based on the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.
Operating Leases
Rentals payable on operating leases are charged straight line to expenses over the lease term as the rentals become payable.
Goodwill and Other Intangible Assets
Goodwill represents the excess of the cost of businesses acquired over the fair value of identifiable net assets at the dates of acquisition. The Company reviews goodwill for impairment annually and whenever facts or circumstances indicate that the carrying amounts may not be recoverable. In testing for impairment, the fair value of each reporting unit is compared with its carrying value, including goodwill. If the carrying amount of a reporting unit exceeds its fair value, the amount of an impairment loss, if any, is calculated by comparing the implied fair value of reporting unit goodwill with the carrying amount of that goodwill.
Acquired intangible assets are amortized over the following periods:

Expected
	Amortization basis	life (years)
Client relationships	In line with underlying cashflows	5 to 20
Management contracts	Straight line	18
Other intangible assets	Straight line	3 to 14
Amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.

Notes to the financial statements

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments in Associates
Investments are accounted for using the equity method of accounting if the Company has the ability to exercise significant influence, but not control, over the investee. Significant influence is generally deemed to exist if the Company has an equity ownership in the voting stock of the investee between 20 and 50 percent, although other factors, such as representation on the Board of Directors and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate. Under the equity method of accounting the investment is carried at cost of acquisition, plus the Company’s equity in undistributed net income since acquisition, less any dividends received since acquisition.
The Company periodically reviews its investments in associates for which fair value is less than cost to determine if the decline in value is other than temporary. If the decline in value is judged to be other than temporary, the cost basis of the investment is written down to fair value. The amount of any write-down is included in the statements of operations as a realized loss.
All other equity investments where the Company does not have the ability to exercise significant influence are accounted for by the cost method. Such investments are not publicly traded.
GS & Cie Groupe (‘Gras Savoye’), was the principal associate of the Company. It is France’s leading insurance broker. On April 22, 2015, the Company exercised its call option to purchase 100 percent of the capital of Gras Savoye. The Company entered into a Share Purchase Agreement with Gras Savoye’s other shareholders dated June 25, 2015. The transaction closed on December 29, 2015. See Note 10 - Acquisitions, for further details.
The carrying amounts of the Gras Savoye investment as of December 31, 2014 for the interest bearing vendor loans and convertible bonds issued by Gras Savoye were $41 million and $106 million, respectively.
Derivative Financial Instruments
The Company uses derivative financial instruments for other than trading purposes to alter the risk profile of an existing underlying exposure. Interest rate swaps have been used to manage interest risk exposures. Forward foreign currency exchange contracts are used to manage currency exposures arising from future income and expenses. The fair values of derivative contracts are recorded in other assets and other liabilities. The effective portions of changes in the fair value of derivatives that qualify for hedge accounting as cash flow hedges are recorded in other comprehensive income. Amounts are reclassified from other comprehensive income into earnings when the hedged exposure affects earnings. If the derivative is designated as, and qualifies as, an effective fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are both recognized in earnings. The amount of hedge ineffectiveness recognized in earnings is based on the extent to which an offset between the fair value of the derivative and hedged item is not achieved. Changes in fair value of derivatives that do not qualify for hedge accounting, together with any hedge ineffectiveness on those that do qualify, are recorded in other operating expenses or interest expense as appropriate.
The Company evaluates whether its contracts include clauses or conditions which would be required to be separately accounted for at fair value as embedded derivatives.
Income Taxes
The Company recognizes deferred tax assets and liabilities for the estimated future tax consequences of events attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating and capital loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted rates in effect for the year in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of operations in the period in which the change is enacted. Deferred tax assets are reduced through the establishment of a valuation allowance at such time as, based on available evidence, it is more likely than not that the deferred tax assets will not be realized. The Company adjusts valuation allowances to measure deferred tax assets at the amount considered realizable in future periods if the Company’s facts and assumptions change. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and the results of recent financial operations.
Positions taken in the Company’s tax returns may be subject to challenge by the taxing authorities upon examination. The Company recognizes the benefit of uncertain tax positions in the financial statements when it is more likely than not that the position will be sustained on the basis of the technical merits of the position assuming the tax authorities have full knowledge of

Willis Towers Watson plc

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

the position and all relevant facts. Recognition also occurs upon either the lapse of the relevant statute of limitations, or when positions are effectively settled. The benefit recognized is the largest amount of tax benefit that is greater than 50 percent likely to be realized on settlement with the tax authority. The Company adjusts its recognition of uncertain tax benefits in the period in which new information is available impacting either the recognition or measurement of its uncertain tax positions. Such adjustments are reflected as increases or decreases to income taxes in the period in which they are determined.
The Company recognizes interest and penalties relating to unrecognized tax benefits within income taxes.
Provisions for Liabilities
The Company is subject to various actual and potential claims, lawsuits and other proceedings. The Company records liabilities for such contingencies including legal costs when it is probable that a liability has been incurred before the balance sheet date and the amount can be reasonably estimated, or, in certain cases, where a range of loss exists, the Company accrues the minimum amount in the range if no amount within the range is a better estimate than any other amount. To the extent such losses can be recovered under the Company’s insurance programs, estimated recoveries are recorded when losses for insured events are realized. Significant management judgment is required to estimate the amounts of such contingent liabilities and the related insurance recoveries. The Company analyzes its litigation exposure based on available information, including consultation with outside counsel handling the defense of these matters, to assess its potential liability. Contingent liabilities are not discounted.
Pensions
The Company has two principal defined benefit pension plans which cover approximately one third of employees in the United States and United Kingdom. Both these plans are now closed to new entrants. New employees in the United Kingdom are offered the opportunity to join a defined contribution plan and in the United States are offered the opportunity to join a 401(k) plan. In addition to the Company’s UK and US defined benefit pension plans, the Company has several smaller defined benefit pension plans in certain other countries in which it operates including a US non-qualified plan and an unfunded plan in the UK. Elsewhere, pension benefits are typically provided through defined contribution plans.
Defined benefit plans
The net periodic cost of the Company’s defined benefit plans are measured on an actuarial basis using the projected unit credit method and several actuarial assumptions the most significant of which are the discount rate and the expected long-term rate of return on plan assets. Other material assumptions include rates of participant mortality, the expected long-term rate of compensation and pension increases and rates of employee termination. Gains and losses occur when actual experience differs from actuarial assumptions. If such gains or losses exceed ten percent of the greater of plan assets or plan liabilities the Company amortizes those gains or losses over the average remaining service period or average remaining life expectancy as appropriate of the plan participants.
In accordance with US GAAP the Company records on the balance sheet the funded status of its pension plans based on the projected benefit obligation.
Defined contribution plans
Contributions to the Company’s defined contribution plans are recognized as they fall due. Differences between contributions payable in the year and contributions actually paid are shown as either other assets or other liabilities in the consolidated balance sheets.
Share-Based Compensation
The Company has equity-based compensation plans that provide for grants of restricted stock units and stock options to employees and non-employee directors of the Company who perform services for the Company.
The Company expenses all equity-based compensation on a straight-line basis over the requisite service period based upon the fair value of the award on the date of grant, the estimated achievement of any performance targets and anticipated staff retention. The awards under equity-based compensation are classified as equity and included as a component of equity on the

Notes to the financial statements

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Company’s consolidated balance sheets, as the ultimate payment of such awards will not be achieved through use of the Company’s cash or other assets.

Revenue Recognition
Revenue includes insurance commissions, fees for services rendered, certain commissions receivable from insurance carriers, investment income and other income.
Brokerage income and fees negotiated in lieu of brokerage are recognized at the later of the policy inception date or when the policy placement is complete. Commissions on additional premiums and adjustments are recognized when approved by or agreed between the parties and collectability is reasonably assured.
Fees for risk management and other services are recognized as the services are provided. Consideration for negotiated fee arrangements for an agreed period covering multiple insurance placements, the provision of risk management and/or other services are allocated to all deliverables on the basis of their relative selling prices. The Company establishes contract cancellation reserves where appropriate. At December 31, 2015, 2014 and 2013, such amounts were not material.
Investment income is recognized as earned.
Other income comprises gains on disposal of intangible assets, which primarily arise from settlements through enforcing non-compete agreements in the event of losing accounts through producer defection or the disposal of books of business.

3.	EMPLOYEES
The average number of persons, including Executive Directors, employed by Legacy Willis is as follows:

	Years ended December 31,
	2015	2014	2013
Total average number of employees for the year	19,300	18,200	17,900

Salaries and benefits expense comprises the following:

	Years ended December 31,
	2015	2014	2013
	(millions)
Salaries and other compensation	$2,101	$2,069	$1,953
Share-based compensation	64	52	42
Severance costs	7	8	32
Social security costs	150	147	135
Retirement benefits — defined benefit plan income	(78)	(17)	(4)
Retirement benefits — defined contribution plan expense	62	55	49
Total salaries and benefits expense	$2,306	$2,314	$2,207

Severance Costs
Severance costs that have arisen in the normal course of business amounted to $7 million in the year ended December 31, 2015 (2014: $8 million; 2013: $4 million).
During the year ended December 31, 2013, the Company incurred additional salaries and benefits costs of $29 million of which $28 million related to severance costs, in relation to an Expense Reduction Initiative in the first quarter. These costs related to 207 positions that were eliminated.

Willis Towers Watson plc

4.	SHARE-BASED COMPENSATION
On December 31, 2015, the Company had a number of open share-based compensation plans, which provide for the grant of time-based options and performance-based options, time-based restricted stock units and performance-based restricted stock units, and various other share-based grants to employees. All of the Company’s share-based compensation plans under which any options, restricted stock units or other share-based grants are outstanding as at December 31, 2015 are described below. The compensation cost that has been recognized for those plans for the year ended December 31, 2015 was $64 million (2014: $52 million; 2013: $42 million). The total income tax benefit recognized in the statement of operations for share-based compensation arrangements for the year ended December 31, 2015 was $15 million (2014: $12 million; 2013: $9 million).

2012 Equity Incentive Plan

This plan, which was established on April 25, 2012, provides for the granting of incentive stock options, time-based or performance-based non-statutory stock options, share appreciation rights, restricted shares, time-based or performance-based restricted share units (‘RSUs’), performance-based awards and other share-based grants or any combination thereof (collectively referred to as ‘Awards’) to employees, officers, directors and consultants (‘Eligible Individuals’) of the Company. The Board of Directors also adopted a sub-plan under the 2012 plan to provide an employee sharesave scheme in the United Kingdom.
There were approximately 23 million shares available for grant under this plan. Options are exercisable on a variety of dates, including from the second, third, fourth or fifth anniversary of grant. Unless terminated sooner by the Board of Directors, the 2012 Plan will expire 10 years after the date of its adoption. That termination will not affect the validity of any grants outstanding at that date.
2008 Share Purchase and Option Plan
This plan, which was established on April 23, 2008, provides for the granting of time and performance-based options, restricted stock units and various other share-based grants at fair market value to employees of the Company. The 2008 plan was terminated as at April 25, 2012 and no further grants will be made under this plan. Any shares available for grant under the 2008 plan were included in the 2012 Equity Incentive Plan availability.
Options are exercisable on a variety of dates, including from the third, fourth or fifth anniversary of grant.
Employee Stock Purchase Plans
The Company adopted the Willis Group Holdings 2001 North America Employee Share Purchase Plan, which expired on May 31, 2011 and the Willis Group Holdings 2010 North America Employee Stock Purchase Plan, which expires on May 31, 2020. These plans provide certain eligible employees in the United States and Canada the ability to contribute payroll deductions to the purchase of Willis Group Holdings plc shares at the end of each offering period.
Option Valuation Assumptions
The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table. Expected volatility is based on historical volatility of the Company’s stock. The Company uses the simplified method set out in Accounting Standard Codification (‘ASC’) 718-10-S99 to derive the expected term of options granted as it does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The risk-free rate for periods within the expected life of the option is based on the US Treasury yield curve in effect at the time of grant.

	Years ended December 31,
	2015	2014	2013
Expected volatility	17.4%	18.7%	24.7%
Expected dividends	2.7%	2.8%	2.6%
Expected life (years)	4	4	4
Risk-free interest rate	1.5%	1.3%	1.5%

Notes to the financial statements

4. SHARE-BASED COMPENSATION (Continued)

A summary of option activity under the plans at December 31, 2015, and changes during the year then ended is presented below:

		Weighted Average Exercise	Weighted Average Remaining Contractual	Aggregate Intrinsic
(Options in thousands)	Options (ii)	Price(i)	Term	Value
				(millions)
Time-based stock options
Balance, beginning of year	2,145	$99.19
Granted	299	$116.85
Exercised	(623)	$95.13
Forfeited	(178)	$105.59
Expired	(45)	$87.78
Balance, end of year	1,598	$103.62	6 years	$40
Options vested or expected to vest at December 31, 2015	1,476	$103.18	6 years	$38
Options exercisable at December 31, 2015	935	$97.45	6 years	$29
Performance-based stock options
Balance, beginning of year	1,384	$89.49
Exercised	(717)	$89.94
Forfeited	(50)	$91.67
Balance, end of year	617	$88.65	4 years	$25
Options vested or expected to vest at December 31, 2015	617	$88.64	4 years	$25
Options exercisable at December 31, 2015	615	$88.58	4 years	$25
_________________________________

(i)	Certain options are exercisable in pounds sterling and are converted to dollars using the exchange rate at December 31, 2015.

(ii)	The number of options outstanding and other per share data have been retroactively adjusted to reflect the reverse stock split on January 4, 2016. See Note 31 - Subsequent Events for further details.
The weighted average grant-date fair value of time-based options granted during the year ended December 31, 2015 was $14.77 (2014: $14.12; 2013: $20.50). The total intrinsic value of options exercised during the year ended December 31, 2015 was $17 million (2014: $22 million; 2013: $32 million). At December 31, 2015 there was $8 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements under time-based stock option plans; that cost is expected to be recognized over a weighted average period of 2 years.
There were no performance-based options granted during the three years ended December 31, 2015, December 31, 2014 or December 31, 2013. The total intrinsic value of options exercised during the year ended December 31, 2015 was $25 million (2014: $15 million; 2013: $14 million). At December 31, 2015 there was less than $1 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements under performance-based stock option plans; that cost is expected to be recognized over a weighted-average period of 1 year.

Willis Towers Watson plc

4. SHARE-BASED COMPENSATION (Continued)

A summary of restricted stock unit activity under the Plans at December 31, 2015, and changes during the year then ended is presented below:

		Weighted Average Grant Date
(Units awarded in thousands)	Shares (i)	Fair Value
Nonvested shares (restricted stock units)
Balance, beginning of year	1,319	$109.54
Granted	628	118.63
Vested	(471)	102.40
Forfeited	(148)	110.00
Balance, end of year	1,328	$116.32
_________________________________

(i)
The number of nonvested shares outstanding and other per share data have been retroactively adjusted to reflect the reverse stock split on January 4, 2016. See Note 31 - Subsequent Events for further details.

The total number of restricted stock units vested during the year ended December 31, 2015 was 471,212 shares at an average share price of $117.74 (2014: 323,746 shares at an average share price of $116.79; 2013: 329,811 shares at an average price of $108.87). At December 31, 2015 there was $111 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements under the plan; that cost is expected to be recognized over a weighted average period of 2 years.
Cash received from option exercises under all share-based payment arrangements for the year ended December 31, 2015 was $124 million (2014: $134 million; 2013: $155 million). The actual tax benefit recognized for the tax deductions from option exercises of the share-based payment arrangements totaled $25 million for the year ended December 31, 2015 (2014: $20 million; 2013: $28 million).

5.	RESTRUCTURING COSTS

In April 2014, the Company announced a multi-year operational improvement program designed to strengthen the Company’s client service capabilities and to deliver future cost savings (hereinafter referred to as the Operational Improvement Program). The main elements of the program, which is expected to be completed by the end of 2017, include the following:

•
movement of more than 3,500 Legacy Willis support roles from higher cost locations to Legacy Willis facilities in lower cost locations, bringing the ratio of employees in higher cost versus lower cost near-shore and off-shore centers from approximately 80:20 to approximately 60:40;

•	net workforce reductions in support positions;

•	lease consolidation in real estate and reductions in ratios of seats per employee and square footage of floor space per employee; and

•	information technology systems simplification and rationalization.
The Company recognized restructuring costs of $126 million in the year ended December 31, 2015, related to its Operational Improvement Program (2014: $36 million).

Notes to the financial statements

5. RESTRUCTURING COSTS (Continued)

An analysis of the cost for restructuring recognized in the statement of operations in the year ended December 31, 2015 and December 31, 2014, by segment, are as follows:

	Year Ended December 31, 2015
	Willis North America	Willis International	Willis GB	Willis Capital, Wholesale & Reinsurance	Corporate & other	Total
	(millions)
Termination benefits	$8	$8	$10	$7	$3	$36
Professional services and other	23	18	17	2	30	90
Total	$31	$26	$27	$9	$33	$126

	Year Ended December 31, 2014
	Willis North America	Willis International	Willis GB	Willis Capital, Wholesale & Reinsurance	Corporate & other	Total
	(millions)
Termination benefits	$3	$3	$9	$1	$—	$16
Professional services and other	—	2	1	—	17	20
Total	$3	$5	$10	$1	$17	$36
An analysis of the total cumulative restructuring costs recognized for the Operational Improvement Program from commencement to December 31, 2015 by segment is as follows:

	Willis North America	Willis International	Willis GB	Willis Capital, Wholesale & Reinsurance	Corporate & other	Total
	(millions)

2014
Termination benefits	$3	$3	$9	$1	$—	$16
Professional services and other	—	2	1	—	17	20

2015
Termination benefits	$8	$8	$10	$7	$3	$36
Professional services and other	23	18	17	2	30	90

Total
Termination benefits	$11	$11	$19	$8	$3	$52
Professional services and other	23	20	18	2	47	110
Total	$34	$31	$37	$10	$50	$162

Willis Towers Watson plc

5. RESTRUCTURING COSTS (Continued)

At December 31, 2015, the Company’s liability under the Operational Improvement Program is as follows:

	Termination Benefits	Professional Services and other	Total
	(millions)
Balance at January 1, 2014	$—	$—	$—
Charges incurred	16	20	36
Cash payments	(11)	(14)	(25)
Balance at December 31, 2014	$5	$6	$11
Charges incurred	36	90	126
Cash payments	(26)	(85)	(111)
Balance at December 31, 2015	$15	$11	$26

6.	AUDITORS’ REMUNERATION
An analysis of auditors’ remuneration is as follows:

	Years ended December 31,
	2015	2014	2013
	(millions)
Audit of group consolidated financial statements	$6	$5	$4
Other assurance services	3	2	3
Other non-audit services	1	1	1
Total auditors’ remuneration	$10	$8	$8

7.	OTHER INCOME (EXPENSE), NET

Other income (expense), net consists of the following:

	Years ended December 31,
	2015	2014	2013
	(millions)
Gain on disposal of operations	$25	$12	$2
Gain on remeasurement of interest in associates (i)	59	—	—
Impact of Venezuelan currency devaluation (ii)	(30)	(14)	—
Foreign exchange gain	1	8	20
Other income (expense), net	$55	$6	$22

(i)
Prior to the acquisition date, the Company accounted for its 30% interest in Gras Savoye as an equity-method investment. The acquisition-date fair value of the previously held equity interest was $158 million and is included in the measurement of the consideration transferred. The Company recognized a gain of $59 million as a result of remeasuring its prior equity interest in Gras Savoye held before the business combination.

(ii)
On December 31, 2015 the Company began using the SIMADI rate for the Venezuelan Bolivar (approximately Venezuelan bolivars 198.7 = US dollar 1) instead of the SICAD I auction rate (approximately Venezuelan bolivars 13.5 = US dollar 1) to translate on Venezuelan retail operations.

Notes to the financial statements

8.	INCOME TAXES
An analysis of income before income taxes and interest in earnings of associates by location of the taxing jurisdiction is as follows:

	Years ended December 31,
	2015	2014	2013
	(millions)
Ireland	$(61)	$(65)	$(52)
United States	(67)	92	(11)
United Kingdom	65	154	282
Other jurisdictions	403	337	280
Income before income taxes and interest in earnings of associates	$340	$518	$499
The provision for income taxes by location of the taxing jurisdiction consisted of the following:

	Years ended December 31,
	2015	2014	2013
	(millions)
Current income taxes:
US federal tax	$14	$(16)	$7
US state and local taxes	1	7	3
UK corporation tax	—	29	28
Other jurisdictions	51	73	45
Total current taxes	66	93	83
Deferred taxes:
US federal tax	(22)	30	10
US state and local taxes	(3)	10	1
Effect of US valuation allowance	(91)	5	2
UK corporation tax	14	24	17
Other jurisdictions	3	(3)	9
Total deferred taxes	(99)	66	39
Total income taxes	$(33)	$159	$122

Willis Towers Watson plc

8. INCOME TAXES (Continued)

The reconciliation between US federal income taxes at the statutory rate and the Company’s provision for income taxes is as follows:

	Years ended December 31,
	2015	2014	2013
	(millions, except percentages)
Income before income taxes and interest in earnings of associates	$340	$518	$499
US federal statutory income tax rate	35%	35%	35%
Income tax expense at US federal tax rate	119	181	175
Adjustments to derive effective rate:
Non-deductible expenditure	32	21	19
Non-deductible acquisition costs	9	—	—
Tax impact of internal restructurings	—	—	11
Movement in provision for unrecognized tax benefits	(3)	1	(1)
Disposal of non-qualifying goodwill	3	11	—
Gain on remeasurement of equity interests	(20)	—	—
Impact of change in tax rate on deferred tax balances	(5)	—	(4)
Adjustment in respect of prior periods	(1)	(2)	1
Non-deductible Venezuelan foreign exchange loss	11	5	—
Effect of foreign exchange and other differences	(1)	(4)	1
Changes in valuation allowances applied to deferred tax assets	(104)	7	—
Adjustments to eliminate the net tax effect of intra-group items	(30)	(30)	(30)
Tax differentials of foreign earnings and US state taxes:
Foreign jurisdictions	(42)	(48)	(54)
US state taxes and local taxes	(1)	17	4
Income tax (benefit) expense	$(33)	$159	$122
Willis Towers Watson plc is a non-trading holding company tax resident in Ireland where it is taxed at the statutory rate of 25%. The provision for income tax on continuing operations has been reconciled above to the US federal statutory tax rate of 35% due to significant operations in the US.

Notes to the financial statements

8. INCOME TAXES (Continued)

The significant components of deferred income tax assets and liabilities and their balance sheet classifications are as follows:

	December 31,
	2015	2014
	(millions)
Deferred tax assets:
Accrued expenses not currently deductible	$175	$133
US state net operating losses	82	76
UK net operating losses	5	1
Other net operating losses	28	12
UK capital losses	33	39
Accrued retirement benefits	109	109
Deferred compensation	34	34
Stock options	16	22
Financial derivative transactions	4	—
Gross deferred tax assets	486	426
Less: valuation allowance	(187)	(280)
Net deferred tax assets	$299	$146
Deferred tax liabilities:
Cost of intangible assets, net of related amortization	$289	$149
Cost of tangible assets, net of related amortization	32	38
Prepaid retirement benefits	111	62
Accrued revenue not currently taxable	31	25
Deferred tax liabilities	463	274
Net deferred tax liabilities	$(164)	$(128)

	December 31,
	2015	2014
	(millions)
Balance sheet classifications:
Deferred tax assets	$76	$19
Deferred tax liabilities	(240)	(147)
Net non-current deferred tax liabilities (i)	(164)	(128)
Net deferred tax liabilities	$(164)	$(128)
_________________________________

(i)
As described in Note 2, following retrospective application of ASU 2015-17 ‘Balance Sheet Classification of Deferred Taxes’, all deferred tax liabilities and assets are now classified as non-current in the balance sheet. 2014 balances within ‘Net deferred tax liabilities’ have been reclassified accordingly.

At December 31, 2015, the Company had valuation allowances of $187 million (2014: $280 million) to reduce its deferred tax assets to estimated realizable value. The valuation allowances at December 31, 2015, relate to deferred tax assets arising from UK capital loss carryforwards ($33 million) and other net operating losses ($6 million), which have no expiration date, and to the deferred tax assets in the United States ($148 million).
Included within US deferred tax assets are assets of $82 million in respect of US state net operating losses. These losses will expire as follows: $13 million from 2016 to 2019, $15 million from 2020 to 2024 and $54 million from 2025 to 2035. Capital loss carryforwards can only be offset against future UK capital gains.

Willis Towers Watson plc

8. INCOME TAXES (Continued)

	Balance at beginning of year	Additions/ (releases) charged to costs and expenses	Other movements	Foreign exchange differences	Balance at end of year
Description
	(millions)
Year Ended December 31, 2015
Deferred tax valuation allowance	$280	$(95)	$2	$—	$187
Year Ended December 31, 2014
Deferred tax valuation allowance	196	17	67	—	280
Year Ended December 31, 2013
Deferred tax valuation allowance	221	15	(40)	—	196
The amount charged to tax expense in the table above differs from the effect of $(104) million disclosed in the rate reconciliation primarily because the movement in this table includes effects of state taxes, which are disclosed separately in the rate reconciliation. The impact of Other movements is primarily recorded in other comprehensive income.
At December 31, 2015 the Company had deferred tax assets of $299 million (2014: $146 million), net of the valuation allowance. Management believes, based upon the level of historical taxable income and projections for future taxable income, it is more likely than not that the Company will realize the benefits of these deductible differences, net of the valuation allowance. However, the amount of the deferred tax asset considered realizable could be adjusted in the future if estimates of taxable income are revised.
The Company recognizes deferred tax balances related to the undistributed earnings of subsidiaries when the Company expects that it will recover those undistributed earnings in a taxable manner, such as through receipt of dividends or sale of the investments. The Company does not, however, provide for income taxes on the unremitted earnings of certain other subsidiaries where, in management’s opinion, such earnings have been indefinitely reinvested in those operations, or will be remitted either in a tax free liquidation or as dividends with taxes substantially offset by foreign tax credits. It is not practical to determine the amount of unrecognized deferred tax liabilities for temporary differences related to these investments.
Unrecognized tax benefits
Total unrecognized tax benefits as at December 31, 2015, totaled $22 million. During the next 12 months the Company does not expect a significant increase or decrease to the unrecognized tax benefits due to either settlement through negotiation or closure of the statute of limitations on assessment.
A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows:

	2015	2014	2013
	(millions)
Balance at January 1	$19	$41	$37
Reductions due to a lapse of the applicable statute of limitation	—	—	(5)
Increases for positions taken in current period	3	5	9
Decreases for positions taken in prior periods	(6)	(26)	—
Other movements	6	(1)	—
Balance at December 31	$22	$19	$41
$22 million of the unrecognized tax benefits at December 31, 2015 would, if recognized, favorably affect the effective tax rate in future periods.
The Company files tax returns in the various tax jurisdictions in which it operates. US tax returns have been filed timely. Although tax years 2008 and 2009 are closed, the IRS could make adjustments (but not assess additional tax) up to the amount of the net operating losses carried forward from those years.

Notes to the financial statements

8. INCOME TAXES (Continued)

All UK tax returns have been filed timely and are in the normal process of being reviewed, by HM Revenue & Customs. There are no material ongoing inquiries in relation to filed UK returns. In other tax jurisdictions the Company is currently not subject to any examinations for any year prior to 2004.

9.	EARNINGS PER SHARE
Basic and diluted earnings per share are calculated by dividing net income attributable to Willis Towers Watson by the average number of shares outstanding during each period. The computation of diluted earnings per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue shares were exercised or converted into shares or resulted in the issue of shares that then shared in the net income of the Company.
In periods where losses are reported the weighted average shares outstanding excludes potentially issuable shares described above, because their inclusion would be anti-dilutive.
For the year ended December 31, 2015, time-based and performance-based options to purchase 1.6 million and 0.6 million shares (2014: 2.1 million and 1.4 million; 2013: 3.0 million and 2.0 million), respectively, and 1.3 million restricted stock units (2014: 1.3 million; 2013: 1.1 million) were outstanding.
Basic and diluted earnings per share are as follows:

	Years ended December 31,
	2015	2014	2013
	(millions, except per share data)
Net income attributable to Willis Towers Watson	$373	$362	$365
Basic weighted average number of shares outstanding (i)	68	67	66
Dilutive effect of potentially issuable shares (i)	1	1	2
Diluted weighted average number of shares outstanding (i)	69	68	68
Basic earnings per share:
Net income attributable to Willis Towers Watson shareholders (i)	$5.49	$5.40	$5.53
Dilutive effect of potentially issuable shares (i)	(0.08)	(0.08)	(0.16)
Diluted earnings per share:
Net income attributable to Willis Towers Watson shareholders (i)	$5.41	$5.32	$5.37
_________________________________

(i)	The number of shares outstanding and per share data have been retroactively adjusted to reflect the reverse stock split on January 4, 2016. See Note 31 - Subsequent Events for further details.
Options to purchase 0.6 million shares and 0.5 million restricted stock units for the year ended December 31, 2015, were not included in the computation of the dilutive effect of stock options because the effect was antidilutive (2014: 0.9 million shares and 0.6 million restricted stock units; 2013: 0.8 million shares and 0.5 million restricted stock units).

Willis Towers Watson plc

10.	ACQUISITIONS
During the years ended December 31, 2015 and 2014 we made the following acquisitions in line with our strategy to invest in targeted acquisitions with a focus on earnings accretion, competitive position, and fit.
Gras Savoye
On December 29, 2015, the Company completed the transaction to acquire the remaining 70% of the outstanding share capital of Gras Savoye, the leading insurance broker in France, for total consideration of €544 million ($592 million) of which, $582 million was paid in cash. Additionally, the previously held equity interest in Gras Savoye was remeasured to a fair value of €221 million ($241 million) giving a total fair value on a 100% basis of €765 million ($833 million). The resulting remeasurement gain on the previously held equity interest was €54 million ($59 million) and has been recorded in Other income (expense), net, in the Consolidated Statement of Operations.
The union combines the Company’s global insurance broking footprint with Gras Savoye’s particularly strong presence in France, Central and Eastern Europe, and across Africa. Gras Savoye’s expertise in high-growth markets and industry sectors complements the Company’s global strengths, creating value for clients and carriers.
The Company funded the cash consideration with a one year term loan. The amount outstanding as of December 31, 2015 was $592 million and is included in the line item Short-term debt and current portion of long-term debt on the consolidated balance sheets.
Deferred consideration is payable on the first and second anniversary of the acquisition. The discounted fair value of the deferred consideration is $10 million. None of the goodwill recognized on the transaction is tax deductible.
The following table presents the Company’s preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on their fair values:

December 29, 2015
(millions)
Cash and cash equivalents	$88
Fiduciary assets	625
Accounts receivable, net	95
Goodwill	573
Intangible assets	445
Other assets	55
Fiduciary liabilities	(625)
Deferred revenue and accrued expenses	(76)
Short and long-term debt	(80)
Net deferred tax liabilities	(89)
Other liabilities	(188)
Net assets acquired	823
Decrease in paid in capital for purchase of non controlling interest	50
Non controlling interest acquired	(40)
Preliminary purchase price allocation	833
The purchase price allocation as of the date of acquisition was based on a preliminary valuation and is subject to revision within the purchase price allocation period as more detailed analysis is completed and additional information about the value of assets acquired and liabilities assumed become available. Given the short time-frame between the acquisition date and balance sheet date, all aspects of the initial purchase price allocation may be subject to revision within the purchase price allocation period.

Notes to the financial statements

10. ACQUISITIONS (Continued)

The acquired intangible assets are attributable to the following categories:

	Amortization basis	millions	Expected life (years)
Customer relationships	In line with underlying cashflows	$332	20
Software and other intangibles	Straight line basis	79	5
Trade name	Straight line basis	34	14
		$445

Supplemental Disclosure of Pro Forma Information

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of Gras Savoye occurred at January 1, 2014:

	Years ended December 31,
	2015	2014
	(millions)
Revenues	$4,264	$4,308
Operating income	$459	$659
Income before income taxes and interest in earnings of associates	$362	$520
Net income attributable to Willis Towers Watson	$371	$339

Earnings per share - Basic	$5.46	$5.06
Earnings per share - Diluted	$5.38	$4.99
The unaudited pro forma financial information above reflects certain pro forma adjustments. Significant adjustments are as follows:

i.	Amortization of intangible assets is based on the fair value of intangibles determined on acquisition, assuming the transaction had closed on January 1, 2014 .

ii.	Interest costs on debt positions which were repaid on acquisition have been removed and replaced with an estimated incremental annual cost of borrowings taken to finance the acquisition.

iii.	Rent costs are adjusted to fair value at the acquisition date and adjustments made for existing lease commitments.

iv.	An estimated adjustment was made to the income tax expense reflective of other adjustments made.
The pro forma information is presented for informational purposes only and is not indicative of the results of operations that actually would have been consummated as of that time, nor is it intended to be indicative of future results.
Miller Insurance Services LLP
On May 31, 2015, the Company completed the transaction to acquire an 85 percent interest in Miller Insurance Services LLP and its subsidiaries (‘Miller’), a leading London wholesale specialist insurance broking firm, for total consideration of $401 million including cash consideration of $232 million.
Deferred consideration is payable at the end of the first, second and third anniversary of the acquisition. Contingent consideration is payable at the end of the third anniversary of the acquisition and is contingent on meeting EBITDA performance targets. The discounted fair value of the deferred and contingent consideration, based on best estimates, is $124 million and $29 million respectively.

Willis Towers Watson plc

10. ACQUISITIONS (Continued)

As part of the transaction, selected broking activities were transferred between existing Willis Towers Watson businesses and Miller and vice-versa. The transaction combined businesses of both WTW and Miller creating a platform for future growth and added further strength and depth to the Company’s client proposition.
The Company recognized assets and liabilities acquired of $1,122 million and $844 million respectively. Included within the acquired assets are intangible assets of $231 million of which $217 million relates to client relationships with a weighted average useful economic life of 14 years and $14 million relates to trade names with a useful economic life of 15 years.
Goodwill of $184 million was recognized on the transaction and is not included in the assets acquired figure above. The amount of goodwill that was tax deductible was $22 million.
The purchase price allocation as of the date of acquisition was based on a preliminary valuation and is subject to revision as more detailed analysis is completed and additional information about the value of assets acquired, liabilities assumed, and contingent consideration become available.
Other acquisitions
On April 1, 2015, the Company acquired 100 percent of the share capital of Carsa Consultores, Agente de Seguros y de Fianzas de CV and its group companies (‘Carsa’), a leading insurance broker in Mexico. The Company paid initial cash consideration on closing and additional contingent consideration is payable after three years depending on future revenue achieved from the acquired businesses.
On May 31, 2015, the Company acquired the trade and assets of Evolution Benefits Consulting, Inc. (‘Evolution’), a human capital practice in Pennsylvania. The Company paid initial cash consideration on closing and additional contingent consideration is payable in three years and is contingent on the future revenue growth of the acquired business.
On August 7, 2015, the Company completed the transaction to acquire 100 percent interest in Elite Risk Services, Taiwan for cash consideration paid on closing.
On August 19, 2015, the Company completed the transaction to acquire 100 percent interest in CKA Risk Solutions, Australia. The Company paid initial cash consideration on closing. Further deferred consideration is payable at the end of the first, second and third anniversary of the acquisition. Contingent consideration is payable at the end of the third anniversary of the acquisition and is contingent on specified performance targets for revenue growth over the three years prior.
On October 1, 2015, the Company completed the transaction to acquire 100 percent interest in Sparsam, Sweden. The Company paid initial cash consideration on closing. Further contingent consideration is payable at the end of the third anniversary of the acquisition and is contingent on specified performance targets for revenue growth over the three years prior to October 2018.
On October 7, 2015, the Company completed the transaction to acquire 100 percent interest in PMI Group, UK (Private Medicine Intermediaries). Cash consideration was paid on closing. There is no deferred or contingent consideration.
On October 29, 2015 the Company completed the transaction to acquire the remaining percentage of Miller do Brasil, bringing its ownership to 100%. The Company paid initial cash consideration on closing and deferred consideration is due after 18 months.
In aggregate, total consideration for these other acquisitions was approximately $188 million representing:

•	initial cash and other consideration paid on closing of $163 million; and

•	discounted deferred and contingent consideration, based on best estimates, of $25 million.
In aggregate, the Company recognized assets and liabilities acquired of $115 million and $35 million, respectively. Included within the acquired assets are intangible assets relating to client relationships and other intangibles of $82 million with a weighted average useful economic life of 14 years.
Goodwill in aggregate of $108 million was recognized on these other transactions based on the preliminary purchase price allocations.

Notes to the financial statements

10. ACQUISITIONS (Continued)

The aggregate costs incurred and recognized within other operating expenses relating to all acquisitions for the year ended December 31, 2015 and 2014 were $84 million (2014: $7 million).
The amount of revenue and earnings, for all the acquisitions discussed above, included in the Company’s consolidated income statement for the year ended December 31, 2015, was $99 million and $3 million respectively.
Supplemental pro forma results of operations have not been presented for Miller individually, or for all of the other acquisitions described above in aggregate, because the effects were not material to consolidated results of operations.
2014 acquisitions
On May 26, 2014, the Company acquired 100 percent of Charles Monat Limited and its subsidiaries, a life insurance solutions adviser to high net worth clients based in Hong Kong, for cash consideration of $59 million.
Additional consideration estimated at $29 million is payable in annual installments over the next 5 years, based on a multiple of EBITDA of the entities acquired, during the period from May 25, 2014 until September 2, 2019. This consideration was assessed to have a fair value of $12 million at the date of acquisition.
On acquisition the Company recognized acquired intangible assets of $35 million of which $27 million was in respect of client relationships, which are being amortized over an expected life of 11 years. The remaining $8 million of intangible assets relate to carrier relationships and trade names and are both being amortized over 5 years.
Goodwill of $31 million was recognized on the transaction.
On October 8, 2014, the Company acquired 75.8 percent of Max Matthiessen Holding AB and subsidiaries, a leading employee benefits adviser in Sweden, for cash consideration of $204 million. There is no deferred or contingent consideration.
On acquisition the Company recognized acquired intangible assets of $134 million of which $56 million was in relation to client relationships and $76 million was in relation to fund management contracts, which are being amortized over 12 years and 18 years respectively. The remaining $2 million of intangible assets relate to the Max Matthiessen trade name and is being amortized over 4 years.
Goodwill of $139 million was recognized on the transaction.

Willis Towers Watson plc

11.	FIXED ASSETS, NET
An analysis of fixed asset activity for the years ended December 31, 2015 and 2014 are as follows:

	Land and buildings (i)	Leasehold improvements	Furniture and equipment	Total
	(millions)
Cost: at January 1, 2014	$89	$242	$618	$949
Additions	7	25	84	116
Disposals	—	(12)	(29)	(41)
Foreign exchange	(3)	(10)	(31)	(44)
Cost: at December 31, 2014	93	245	642	980
Additions	—	27	119	146
Acquisitions	5	26	26	57
Disposals	—	(16)	(31)	(47)
Foreign exchange	(3)	(10)	(32)	(45)
Cost: at December 31, 2015	$95	$272	$724	$1,091

Depreciation: at January 1, 2014	$(36)	$(87)	$(345)	$(468)
Depreciation expense provided	(4)	(20)	(68)	(92)
Disposals	—	10	28	38
Foreign exchange	2	4	19	25
Depreciation: at December 31, 2014	(38)	(93)	(366)	(497)
Depreciation expense provided	(4)	(19)	(72)	(95)
Disposals	—	14	28	42
Foreign exchange	1	4	17	22
Depreciation: at December 31, 2015	$(41)	$(94)	$(393)	$(528)
Net book value:
At December 31, 2014	$55	$152	$276	$483

At December 31, 2015	$54	$178	$331	$563
_________________________________

(i)
Included within land and buildings are assets held under capital leases: At December 31, 2015, cost and accumulated depreciation were $32 million and $10 million respectively (2014: $32 million and $8 million, respectively; 2013: $31 million and $6 million respectively). Depreciation in the year ended December 31, 2015 was $2 million (2014: $2 million; 2013: $2 million).

Notes to the financial statements

12.	GOODWILL
Goodwill represents the excess of the cost of businesses acquired over the fair value of identifiable net assets at the dates of acquisition. Goodwill is not amortized but is subject to impairment testing annually and whenever facts or circumstances indicate that the carrying amounts may not be recoverable.
At December 31, 2015, the Company was organized into four reporting units which are consistent with its operating segments: Willis GB, Willis CWR, Willis North America and Willis International - see Note 26 - ‘Segment Information’ for detailed descriptions of the segments. Goodwill is allocated to these reporting units based on the original purchase price allocation for acquisitions within the reporting units. When a business entity is sold, goodwill is allocated to the entity disposed of based on the relative fair value of that entity compared with the fair value of the reporting unit in which it is included.
The changes in the carrying amount of goodwill by reporting unit for the years ended December 31, 2015 and 2014, are as follows:

	Willis GB	Willis CWR	Willis North America	Willis International	Total
	(millions)
Balance at January 1, 2014
Goodwill, gross	$555	$851	$1,557	$367	$3,330
Accumulated impairment losses	—	—	(492)	—	(492)
Goodwill, net	555	851	1,065	367	2,838
Purchase price allocation adjustments	3	—	3	7	13
Goodwill acquired during the year	—	5	—	179	184
Goodwill disposed of during the year	—	—	(48)	—	(48)
Foreign exchange	(3)	(4)	—	(43)	(50)
Balance at December 31, 2014
Goodwill, gross	555	852	1,512	510	3,429
Accumulated impairment losses	—	—	(492)	—	(492)
Goodwill, net	$555	$852	$1,020	$510	$2,937
Purchase price allocation adjustments	—	—	—	1	1
Goodwill acquired during the year	25	184	11	645	865
Goodwill disposed of during the year	(2)	(1)	(10)	—	(13)
Foreign exchange	(6)	(10)	(1)	(36)	(53)
Balance at December 31, 2015
Goodwill, gross	572	1,025	1,512	1,120	4,229
Accumulated impairment losses	—	—	(492)	—	(492)
Goodwill, net	$572	$1,025	$1,020	$1,120	$3,737

Impairment Review
The Company reviews goodwill for impairment annually, or whenever events of circumstances indicate impairment may have occurred. In the first step of the impairment test, the fair value of each reporting unit is compared with its carrying value, including goodwill. If the carrying value of a reporting unit exceeds its fair value, the amount of an impairment loss, if any, is calculated in the second step of the impairment test by comparing the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. The Company’s goodwill impairment test for 2015 has not resulted in an impairment charge.

Willis Towers Watson plc

13.	OTHER INTANGIBLE ASSETS, NET
Other intangible assets are classified into the following categories:

•	Client relationships

•	Management contracts

•	Other, including:

•	non-compete agreements

•	trade names

•	contract based, technology and other
The major classes of amortizable intangible assets are as follows:

	December 31, 2015			December 31, 2014
	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
	(millions)
Client relationships	$1,293	$(373)	$920	$689	$(316)	$373
Management contracts	67	(5)	62	71	(1)	70
Other	139	(6)	133	11	(4)	7
Total amortizable intangible assets	$1,499	$(384)	$1,115	$771	$(321)	$450
Unfavorable leases agreements	23	—	23	—	—	—
Total amortizable intangible liabilities	$23	$—	$23	$—	$—	$—
The aggregate amortization of intangible assets for the year ended December 31, 2015 was $76 million (2014: $54 million; 2013: $55 million). The estimated aggregate amortization of intangible assets for each of the next five years ended December 31 and thereafter is as follows:

(millions)
2016	$119
2017	111
2018	105
2019	98
2020	92
Thereafter	590
Total	$1,115

Notes to the financial statements

14.	OTHER ASSETS
An analysis of other assets is as follows:

	December 31,
	2015	2014 (i)
	(millions)
Other current assets
Prepayments and accrued income	$86	$81
Income taxes receivable	64	30
Other receivables (i)	105	101
Total other current assets	$255	$212
Other non-current assets
Prepayments and accrued income	$23	$14
Deferred compensation plan assets	102	92
Accounts receivable, net	30	29
Other investments	29	29
Other receivables (i)	25	46
Total other non-current assets	$209	$210
Total other assets	$464	$422
_________________________________

(i)
As described in Note 2, following retrospective application of ASU 2015-03, ‘Simplifying the Presentation of Debt Issuance Costs’, debt issuance costs related to a recognised debt liability are now reported in the balance sheet as a direct deduction from the face amount of that liability. 2014 balances have been reclassified accordingly.

Willis Towers Watson plc

15.	OTHER LIABILITIES
An analysis of other liabilities is as follows:

	December 31,
	2015	2014
	(millions)
Other current liabilities
Accounts payable	$180	$131
Other taxes payable	59	44
Incentives from lessors (i)	20	13
Contingent or deferred consideration on acquisition	68	8
Derivative liability	31	12
Other payables	200	236
Total other current liabilities	$558	$444
Other non-current liabilities
Incentives from lessors (ii)	$175	$171
Deferred compensation plan liability	102	92
Contingent or deferred consideration on acquisition	156	26
Income taxes payable	20	15
Derivative liability	27	9
Other payables	53	76
Total other non-current liabilities	$533	$389
Total other liabilities	$1,091	$833
_________________________________

(i)
Current portion of Incentives from lessors line includes $3 million of Unfavorable leases acquired as part of the Gras Savoye acquisition which has been disclosed in the Other intangible assets, net note.

(ii)
Non-current portion of Incentives from lessors line includes $20 million of Unfavorable leases acquired as part of the Gras Savoye acquisition which has been disclosed in the Other intangible assets, net note.

Notes to the financial statements

16.	ALLOWANCE FOR DOUBTFUL ACCOUNTS
Accounts receivable are stated at estimated net realizable values. The allowances shown below as at the end of each period, are recorded as the amounts considered by management to be sufficient to meet probable future losses related to uncollectible accounts.

Description	Balance at beginning of year	Additions charged to costs and expenses	Charges to other accounts - Acquisitions	Deductions / Other movements	Foreign exchange differences	Balance at end of year
	(millions)
Year Ended December 31, 2015
Allowance for doubtful accounts	$12	$5	$11	$(7)	$1	$22
Year Ended December 31, 2014
Allowance for doubtful accounts	$13	$4	$—	$(6)	$1	$12
Year Ended December 31, 2013
Allowance for doubtful accounts	$14	$3	$—	$(4)	$—	$13

17.	PENSION PLANS
At December 31, 2015, Legacy Willis maintained two principal defined benefit pension plans that covered approximately one third of the Legacy Willis employees in the United States and United Kingdom. Both of these plans are now closed to new entrants and with effect from May 15, 2009, the US defined benefit plan was closed to future accrual. New employees in the United Kingdom are offered the opportunity to join a defined contribution plan and in the United States are offered the opportunity to join a 401(k) plan. In addition to the Legacy Willis UK and US defined benefit pension plans, Legacy Willis has several smaller defined benefit pension plans in certain other countries in which it operates including a US non-qualified plan and an unfunded plan in the UK. Elsewhere, pension benefits are typically provided through defined contribution plans. It is the Legacy Willis’s policy to fund pension costs as required by applicable laws and regulations.
At December 31, 2015, Legacy Willis recorded, on the Consolidated Balance Sheets, the following:

•	a pension benefit asset of $623 million (2014: $314 million) representing:

•	$617 million (2014: $314 million) in respect of the UK defined benefit pension plan; and

•	$6 million (2014: $nil) in respect of international defined benefit pension plans.

•	a total liability for pension benefits of $279 million (2014: $284 million) representing:

•	$213 million (2014: $245 million) in respect of the US defined benefit pension plan; and

•	$66 million (2014: $39 million) in respect of the international, US non-qualified and UK unfunded defined benefit pension plans.

Willis Towers Watson plc

17. PENSION PLANS (Continued)

UK and US defined benefit plans
The following schedules provide information concerning the Legacy Willis UK and US defined benefit pension plans as of and for the years ended December 31:

	UK Pension Benefits		US Pension Benefits
	2015	2014	2015	2014
	(millions)
Change in benefit obligation:
Benefit obligation, beginning of year	$3,084	$2,785	$1,051	$864
Service cost	32	41	—	—
Interest cost	102	121	40	40
Employee contributions	1	2	—	—
Actuarial (gain) loss	(77)	390	(91)	183
Curtailment loss (gain)	13	(2)	—	—
Benefits paid	(98)	(85)	(38)	(36)
Foreign currency changes	(165)	(168)	—	—
Plan amendments	(215)	—	—	—
Benefit obligations, end of year	2,677	3,084	962	1,051
Change in plan assets:
Fair value of plan assets, beginning of year	3,398	3,061	806	757
Actual return on plan assets	82	520	(19)	65
Employee contributions	1	2	—	—
Employer contributions	103	91	—	20
Benefits paid	(98)	(85)	(38)	(36)
Foreign currency changes	(192)	(191)	—	—
Fair value of plan assets, end of year	3,294	3,398	749	806
Funded status at end of year	$617	$314	$(213)	$(245)
Components on the Consolidated Balance Sheets:
Pension benefits asset	$617	$314	$—	$—
Liability for pension benefits	—	—	(213)	(245)
Amounts recognized in accumulated other comprehensive loss as of December 31, consist of:

	UK Pension Benefits		US Pension Benefits
	2015	2014	2015	2014
		(millions)
Net actuarial loss	$793	$809	$373	$399
Prior service gain	(196)	(20)	—	—
The accumulated benefit obligations for the Legacy Willis UK and US defined benefit pension plans were $2,677 million and $962 million, respectively (2014: $3,017 million and $1,051 million, respectively).

Notes to the financial statements

17. PENSION PLANS (Continued)

The components of the net periodic benefit income and other amounts recognized in other comprehensive (income) loss for the UK and US defined benefit plans are as follows:

	Years ended December 31,
	UK Pension Benefits			US Pension Benefits
	2015	2014	2013	2015	2014	2013
			(millions)
Components of net periodic benefit income:
Service cost	$32	$41	$37	$—	$—	$—
Interest cost	102	121	109	40	40	38
Expected return on plan assets	(222)	(213)	(191)	(57)	(54)	(51)
Amortization of unrecognized prior service gain	(18)	(4)	(5)	—	—	—
Amortization of unrecognized actuarial loss	36	42	45	11	6	9
Curtailment gain	(5)	—	—	—	—	—
Net periodic benefit income	$(75)	$(13)	$(5)	$(6)	$(8)	$(4)
Other changes in plan assets and benefit obligations recognized in other comprehensive (income) loss:
Net actuarial loss (gain)	$63	$83	$15	$(15)	$172	$(90)
Amortization of unrecognized actuarial loss	(36)	(42)	(45)	(11)	(6)	(9)
Prior service gain	(215)	—	—	—	—	—
Amortization of unrecognized prior service gain	18	4	5	—	—	—
Curtailment loss (gain)	18	(2)	—	—	—	—
Total recognized in other comprehensive (income) loss	$(152)	$43	$(25)	$(26)	$166	$(99)
Total recognized in net periodic benefit cost and other comprehensive (income) loss	$(227)	$30	$(30)	$(32)	$158	$(103)

On March 6, 2015, Legacy Willis announced to members of the UK defined benefit pension plan that with effect from June 30,
2015, future salary increases would not be pensionable (the ‘salary freeze’). Legacy Willis recognized the salary freeze as a plan amendment at the announcement date. The impact of the salary freeze is to reduce the plan’s projected benefit obligation by approximately $215 million and create a prior service credit which is recognized in other comprehensive income and then amortized to the statement of operations over the remaining expected service life of active employees.
The estimated net loss and prior service cost for the UK and US defined benefit plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year are:

	UK Pension Benefits	US Pension Benefits
	(millions)
Estimated net loss	$46	$11
Prior service loss	(21)	—

Willis Towers Watson plc

17. PENSION PLANS (Continued)

The following schedule provides other information concerning the Legacy Willis UK and US defined benefit pension plans:

	Years ended December 31,
	UK Pension Benefits		US Pension Benefits
	2015	2014	2015	2014
Weighted-average assumptions to determine benefit obligations:
Discount rate	3.8%	3.6%	4.2%	3.9%
Rate of compensation increase	3.3%	2.9%	N/A	N/A
Weighted-average assumptions to determine net periodic benefit cost:
Discount rate	3.6%	4.4%	3.9%	4.8%
Expected return on plan assets (i)	6.5%	7.0%	7.3%	7.3%
Rate of compensation increase	2.9%	3.2%	N/A	N/A
_________________________________

(i)
As part of the salary freeze negotiations with the Scheme Trustee, Legacy Willis agreed to the UK plan Trustee’s de-risking strategy which will lead to a strategic target asset allocation with a greater weighting to fixed income assets. Consequently, with effect from March 6, 2015, the expected return on assets assumption was reduced by 50 basis points from 7.00% to 6.50%.

The expected return on plan assets was determined on the basis of the weighted-average of the expected future returns of the various asset classes, using the target allocations shown below. The expected returns on UK plan assets are: UK and foreign equities 8.75 percent, debt securities 4.30 percent, hedge funds 8.43 percent and real estate 6.53 percent. The expected returns on US plan assets are: US and foreign equities 11.0 percent and debt securities 3.5 percent.
Legacy Willis’ pension plan asset allocations based on fair values were as follows:

	Years ended December 31,
	UK Pension Benefits		US Pension Benefits
Asset Category	2015	2014	2015	2014
Equity securities	36%	34%	50%	48%
Debt securities	42%	45%	48%	49%
Hedge funds	14%	14%	—%	—%
Real estate	4%	3%	—%	—%
Cash	4%	4%	—%	—%
Other	—%	—%	2%	3%
Total	100%	100%	100%	100%
In the United Kingdom, the pension trustees, in consultation with Legacy Willis, maintain a diversified asset portfolio and this together with contributions made by Legacy Willis is expected to meet the pension scheme’s liabilities as they become due. The UK plan’s assets are divided into 12 separate portfolios according to asset class and managed by 9 investment managers. The broad target allocations are UK and foreign equities (32.5 percent), debt securities (50 percent) and diversifying assets (17.5 percent). In the United States, the Legacy Willis investment policy is to maintain a diversified asset portfolio, which together with contributions made by it is expected to meet the pension scheme’s liabilities as they become due. The US plan’s assets are currently invested in 18 funds representing most standard equity and debt security classes. The broad target allocations are US and foreign equities (50 percent) and debt securities (50 percent).

Notes to the financial statements

17. PENSION PLANS (Continued)

Fair Value Hierarchy
The fair value hierarchy has three levels based on the reliability of the inputs used to determine fair value:

•	Level 1: refers to fair values determined based on quoted market prices in active markets for identical assets;

•	Level 2: refers to fair values estimated using observable market based inputs or unobservable inputs that are corroborated by market data; and

•	Level 3: includes fair values estimated using unobservable inputs that are not corroborated by market data.
The following tables present, at December 31, 2015 and 2014, for each of the fair value hierarchy levels, Legacy Willis’ UK pension plan assets that are measured at fair value on a recurring basis.

	UK Pension Plan
December 31, 2015	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$491	$152	$—	$643
UK equities	232	17	—	249
Other equities	14	287	—	301
Fixed income securities:
UK Government bonds	832	—	—	832
Other Government bonds	4	1	90	95
UK corporate bonds	—	120	—	120
Other corporate bonds	107	18	—	125
Derivatives	—	195	—	195
Real estate	—	—	146	146
Cash and cash equivalents	149	2	—	151
Other investments:
Hedge funds	—	—	457	457
Other	—	(20)	—	(20)
Total	$1,829	$772	$693	$3,294

Willis Towers Watson plc

17. PENSION PLANS (Continued)

	UK Pension Plan
December 31, 2014	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$565	$185	$—	$750
UK equities	234	15	—	249
Other equities	26	124	—	150
Fixed income securities:
US Government bonds	81	2	—	83
UK Government bonds	783	6	—	789
Other Government bonds	3	3	99	105
UK corporate bonds	—	103	—	103
Other corporate bonds	113	33	—	146
Derivatives	—	293	—	293
Real estate	—	—	124	124
Cash and cash equivalents	124	13	—	137
Other investments:
Hedge funds	—	—	487	487
Other	—	(18)	—	(18)
Total	$1,929	$759	$710	$3,398
The UK plan’s real estate investment comprises UK property and infrastructure investments which are valued by the fund manager taking into account cost, independent appraisals and market based comparable data. The UK plan’s hedge fund investments are primarily invested in various ‘fund of funds’ and are valued based on net asset values calculated by the fund and are not publicly available. Liquidity is typically monthly and is subject to liquidity of the underlying funds. The UK plan’s Other Government Bonds investments are primarily invested in investment-grade emerging and developed market government bonds. Funds are valued on a net asset value basis, with the underlying bond instruments being valued using bid-side, clean pricing from approved pricing vendors. Prices are not publicly available.
The following tables present, at December 31, 2015 and 2014, for each of the fair value hierarchy levels, Legacy Willis’ US pension plan assets that are measured at fair value on a recurring basis.

	US Pension Plan
December 31, 2015	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$110	$113	$—	$223
Non US equities	106	45	—	151
Fixed income securities:
US Government bonds	—	67	—	67
US corporate bonds	—	158	—	158
International fixed income securities	57	33	—	90
Municipal & Non US government bonds	—	29	—	29
Other investments:
Mortgage backed securities	—	16	—	16
Other	7	8	—	15
Total	$280	$469	$—	$749

Notes to the financial statements

17. PENSION PLANS (Continued)

	US Pension Plan
December 31, 2014	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$115	$117	$—	$232
Non US equities	110	44	—	154
Fixed income securities:
US Government bonds	—	72	—	72
US corporate bonds	—	171	—	171
International fixed income securities	59	42	—	101
Municipal & Non US government bonds	—	32	—	32
Other investments:
Mortgage backed securities	—	16	—	16
Other	20	8	—	28
Total	$304	$502	$—	$806
Equity securities comprise:

•	ordinary shares and preferred shares which are valued using quoted market prices; and

•	pooled investment vehicles which are valued at their net asset values as calculated by the investment manager and typically have daily or weekly liquidity.
Fixed income securities comprise US, UK and other Government Treasury Bills, loan stock, index linked loan stock and UK and other corporate bonds which are typically valued using quoted market prices. Certain of these investments are classified as Level 2 investments on the basis that the assets are valued at their net asset values calculated by the investment manager and liquidity is not daily.
Level 3 investments
As a result of the inherent limitations related to the valuations of the Level 3 investments, due to the unobservable inputs of the underlying funds, the estimated fair value may differ significantly from the values that would have been used had a market for those investments existed.
The following table summarizes the changes in the UK pension plan’s Level 3 assets for the years ended December 31, 2015 and 2014:

UK Pension
Plan
Level 3
(millions)
Balance at January 1, 2014	$669
Purchases, sales, issuances and settlements, net	40
Unrealized and realized gains relating to instruments still held at end of year	24
Foreign exchange	(23)
Balance at December 31, 2014	$710
Purchases, sales, issuances and settlements, net	14
Unrealized and realized gains relating to instruments still held at end of year	(7)
Foreign exchange	(24)
Balance at December 31, 2015	$693

Willis Towers Watson plc

17. PENSION PLANS (Continued)

In 2016, Legacy Willis expects to make contributions to the UK plan of approximately $83 million and $nil to the US plan. In addition, approximately $9 million will be paid in 2016 into the UK defined benefit plan related to employee’s salary sacrifice contributions.
The following benefit payments, which reflect expected future service, as appropriate, are estimated to be paid by the UK and US defined benefit pension plans:

Expected future benefit payments	UK Pension Benefits	US Pension Benefits
	(millions)
2016	83	43
2017	89	46
2018	93	48
2019	94	51
2020	97	53
2021-2025	549	289
Legacy Willis North America has a 401(k) plan covering all eligible employees of Legacy Willis North America and its subsidiaries. The plan allows participants to make pre-tax contributions which Legacy Willis, at its discretion may match. All investment assets of the plan are held in a trust account administered by independent trustees. The Legacy Willis 401(k) matching contributions for 2015 were $16 million (2014: $15 million; 2013: $15 million), matching contributions were increased 1 percent during 2013.
Other defined benefit pension plans
In addition to the Legacy Willis UK and US defined benefit pension plans, it has several smaller defined benefit pension plans in certain other countries in which it operates together with a non-qualified defined benefit pension plan in the United States and an unfunded defined benefit pension plan in the United Kingdom.
For disclosure purposes these smaller additional US and UK plans are combined with its other defined benefit pension plans in the tables below.
In total, a $60 million net pension benefit liability (2014: $39 million) has been recognized in respect of these other schemes.

Notes to the financial statements

17. PENSION PLANS (Continued)

The following schedules provide information concerning Legacy Willis’ international, US non-qualified and UK unfunded defined benefit pension plans:

	Other defined benefit plans
	2015	2014
	(millions)
Change in benefit obligation:
Benefit obligation, beginning of year	$210	$195
Service cost	4	3
Interest cost	9	7
Actuarial (gain) loss	(26)	38
Benefits paid	(12)	(9)
Settlement	(1)	—
Transfers in (i)	248	—
Foreign currency changes	(30)	(24)
Benefit obligations, end of year	402	210
Change in plan assets:
Fair value of plan assets, beginning of year	171	168
Actual return on plan assets	(5)	25
Employer contributions	15	11
Benefits paid	(12)	(9)
Transfers in (ii)	202	—
Foreign currency changes	(29)	(24)
Fair value of plan assets, end of year	342	171
Funded status at end of year	$(60)	$(39)
Components on the Consolidated Balance Sheets:
Pension benefits asset	$6	$—
Liability for pension benefits	(66)	(39)
_________________________________

(i)	Represents the transfer in of $224 million and $24 million of benefit obligation as a result of acquiring Miller Insurance Services LLP and Gras Savoye.

(ii)	Represents the transfer in of $202 million of plan assets as a result of acquiring Miller Insurance Services LLP.
Amounts recognized in accumulated other comprehensive loss consist of a net actuarial loss of $27 million (2014: $42 million).
The accumulated benefit obligation for the Legacy Willis’ other defined benefit pension plans was $390 million (2014: $203 million).

Willis Towers Watson plc

17. PENSION PLANS (Continued)

The components of the net periodic benefit cost and other amounts recognized in other comprehensive loss for the other defined benefit pension plans are as follows:

	Other defined benefit plans
	2015	2014	2013
	(millions)
Components of net periodic benefit cost:
Service cost	$4	$3	$3
Interest cost	9	7	7
Expected return on plan assets	(11)	(6)	(6)
Amortization of unrecognized actuarial loss	1	—	1
Net periodic benefit cost	3	4	5
Other changes in plan assets and benefit obligations recognized in other comprehensive (income) loss:
Amortization of unrecognized actuarial loss	$(1)	$—	$(1)
Net actuarial (gain) loss	(10)	19	(8)
Total recognized in other comprehensive (income) loss	(11)	19	(9)
Total recognized in net periodic benefit cost and other comprehensive (income) loss	$(8)	$23	$(4)
The estimated net loss for the other defined benefit pension plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year is $1 million.
The following schedule provides other information concerning Legacy Willis’ other defined benefit pension plans:

Other defined benefit plans
	2015	2014
Weighted-average assumptions to determine benefit obligations:
Discount rate	2.00% - 3.85%	2.00% - 3.60%
Rate of compensation increase	2.00% - 3.50%	2.00% - 3.50%
Weighted-average assumptions to determine net periodic benefit cost:
Discount rate	2.00% - 3.60%	3.30% - 4.40%
Expected return on plan assets	2.00% - 6.40%	2.00% - 4.66%
Rate of compensation increase	2.00% - 3.50%	2.00% - 2.50%
The determination of the expected long-term rate of return on the other defined benefit plan assets is dependent upon the specific circumstances of each individual plan. The assessment may include analyzing historical investment performance, investment community forecasts and current market conditions to develop expected returns for each asset class used by the plans.
Legacy Willis’ other defined benefit pension plan asset allocations at December 31, 2015 based on fair values were as follows:

	Other defined benefit plans
Asset Category	2015	2014
Equity securities	32%	24%
Debt securities	50%	40%
Real estate	2%	3%
Derivatives	6%	13%
Other	10%	20%
Total	100%	100%

Notes to the financial statements

17. PENSION PLANS (Continued)

The investment policies for the international plans vary by jurisdiction but are typically established by the local pension plan trustees, where applicable, and seek to maintain the plans’ ability to meet liabilities of the plans as they fall due and to comply with local minimum funding requirements.
Fair Value Hierarchy
The following tables present, at December 31, 2015 and 2014, for each of the fair value hierarchy levels, Legacy Willis’ other defined benefit pension plan assets that are measured at fair value on a recurring basis.

	Other defined benefit plans
December 31, 2015	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$26	$12	$—	$38
UK equities	4	16	—	20
Overseas equities	22	29	—	51
Fixed income securities:
Other Government bonds	56	66	—	122
Corporate bonds	4	50	—	54
Derivative instruments	—	20	—	20
Real estate	—	—	5	5
Cash	1	3	—	4
Other investments:
Other investments	—	—	28	28
Total	$113	$196	$33	$342

	Other defined benefit plans
December 31, 2014	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$18	$—	$—	$18
UK equities	4	—	—	4
Overseas equities	18	—	—	18
Fixed income securities:
Other Government bonds	65	—	—	65
Corporate bonds	4	—	—	4
Derivative instruments	—	23	—	23
Real estate	—	—	6	6
Cash	11	—	—	11
Other investments:
Other investments	14	—	8	22
Total	$134	$23	$14	$171

Willis Towers Watson plc

17. PENSION PLANS (Continued)

Equity securities comprise:

•	ordinary shares which are valued using quoted market prices; and

•	pooled investment vehicles which are valued at their net asset values as calculated by the investment manager and typically have daily or weekly liquidity.
Fixed income securities comprise overseas and UK Government bonds, index linked loan stock and UK and other corporate bonds which are typically valued using quoted market prices. Certain of these investments are classified as Level 2 investments on the basis that the assets are valued at their net asset values calculated by the investment manager and liquidity is not daily.
Real estate investment comprises overseas property and infrastructure investments which are valued by fund managers taking into account cost, independent appraisals and market based comparable data.
Level 3 investments, other than $23 million acquired from Miller Insurance Services LLP, did not materially change during the year ended December 31, 2015.
In 2016, Legacy Willis expects to contribute $14 million to its other defined benefit pension plans.
The following benefit payments, which reflect expected future service, as appropriate, are estimated to be paid by the other defined benefit pension plans:

Expected future benefit payments	Other defined benefit plans
(millions)
2016	$10
2017	10
2018	11
2019	12
2020	13
2021-2025	75

Notes to the financial statements

18.	DEBT
Short-term debt and current portion of long-term debt consists of the following:

	December 31,
	2015	2014 (i)
	(millions)
3-year term loan facility expires 2015	$—	$1
1-year term loan facility matures 2016	587	—
Current portion of 7-year term loan facility expires 2018	22	17
5.625% senior notes due 2015	—	148
Fair value adjustment on 5.625% senior notes due 2015	—	1
4.125% senior notes due 2016	300	—
Short-term borrowing under bank overdraft arrangement	79	—
	$988	$167

(i)
As described in Note 2, following retrospective application of ASU 2015-03, ‘Simplifying the Presentation of Debt Issuance Costs’, debt issuance costs related to a recognized debt liability are now reported in the balance sheet as a direct deduction from the face amount of that liability. 2014 balances have been reclassified accordingly.

Long-term debt consists of the following:

	December 31,
	2015	2014 (i)
	(millions)
7-year term loan facility expires 2018	$218	$240
Revolving $800 million credit facility	467	—
4.125% senior notes due 2016	—	299
6.200% senior notes due 2017	394	393
7.000% senior notes due 2019	186	186
5.750% senior notes due 2021	495	494
4.625% senior notes due 2023	247	247
6.125% senior notes due 2043	271	271
	$2,278	$2,130

(i)
As described in Note 2, following retrospective application of ASU 2015-03, ‘Simplifying the Presentation of Debt Issuance Costs’, debt issuance costs related to a recognized debt liability are now reported in the balance sheet as a direct deduction from the face amount of that liability. 2014 balances have been reclassified accordingly.

Guarantees
All direct obligations under the 5.625%, 6.200% and 7.000% senior notes are guaranteed by Willis Towers Watson, Willis Netherlands B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc (formerly Trinity Acquisition Limited) and Willis Group Limited.
All direct obligations under the 4.625% and 6.125% senior notes are guaranteed by Willis Towers Watson, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis North America Inc. and Willis Group Limited.
All direct obligations under the 4.125% and 5.750% senior notes are guaranteed by Trinity Acquisition plc (formerly Trinity Acquisition Limited), Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis North America Inc. and Willis Group Limited.

Willis Towers Watson plc

18. DEBT (Continued)

$800 million revolving credit facility
On July 23, 2013, Legacy Willis entered into an amendment to its existing credit facilities to extend both the amount of financing and the maturity date of the facilities. As a result of this amendment, the revolving credit facility was increased from $500 million to $800 million. The maturity date on both the revolving credit facility and the $300 million term loan was extended to July 23, 2018, from December 16, 2016, respectively. At the amendment date, Legacy Willis owed $281 million on the term loan and there was no change to this amount as a result of the refinancing. On February 27, 2015, Trinity Acquisition plc (formerly Trinity Acquisition Limited), a wholly-owned subsidiary of Willis Towers Watson plc, entered into an amendment to the $800 million revolving credit facility permitting Willis Securities, Inc. (‘WSI’), another wholly-owned subsidiary of Willis Towers Watson, to incur up to $400 million of indebtedness under this facility for the purpose of investing in certain underwritten securities in the ordinary course of WSI’s business. Drawings under the $800 million revolving credit facility bear interest at LIBOR plus a margin of 1.25% to 2.00% based upon the Company’s guaranteed senior unsecured long-term debt. A 1.50% margin applies while the Company’s debt rating remains BBB-/Baa3. As of December 31, 2015, $467 million was outstanding under this revolving credit facility (December 31, 2014: $nil).
7-year term loan facility
The 7-year term loan facility expiring 2018 bears interest at LIBOR plus 1.50% and is repayable in quarterly installments and a final repayment of $186 million is due in the third quarter of 2018. In 2015, Legacy Willis made $17 million of mandatory repayments against this 7-year term loan (2014: $15 million).
1-year term loan facility

On November 20, 2015, Legacy Willis entered into a 1-year term loan facility. The 1-year term loan has two tranches: one of €550 million, of which €544 million ($592 million) has been utilized, and the other of $400 million which was not utilized at December 31, 2015. The €550 million tranche was used to finance the acquisition of Gras Savoye and the $400 million tranche was drawn on January 4, 2016 (i.e. after the balance sheet date) and used to re-finance debt held by Legacy Towers Watson which became due on acquisition (refer to Note 31, Subsequent Events for further details). The term loan facility matures one year following the first date that either tranche of term loans is made, which will be on December 19, 2016. Advances under the credit facility bear interest at a rate equal to, for Eurocurrency Rate Loans in US dollars, LIBOR or EURIBOR, plus an applicable margin of 1.25% to 2.00%, based upon the Company’s guaranteed, senior-unsecured long term debt rating. A 1.50% margin applies while the Company’s debt rating remains BBB-/Baa3. The amount outstanding as of December 31, 2015 was $592 million and is included in the current portion of long-term debt on the consolidated balance sheets. $592 million outstanding amount is gross of $5 million debt fees related to the 1-year term loan facility.
WSI revolving credit facility
On March 3, 2014, WSI entered into a $300 million revolving note and cash subordination agreement available for drawing from March 3, 2014 through March 3, 2015. The aggregate unpaid principal amount of all advances is repayable on or before March 3, 2016.

On April 28, 2014, WSI. entered into an amendment to the $300 million revolving note and cash subordination agreement to increase the amount of financing and to extend both the end date of the original credit period and the original repayment date. As a result of this amendment, the revolving credit facility was increased from $300 million to $400 million.
The end date of the credit period was extended to April 28, 2015 from March 3, 2015 and the repayment date was extended to
April 28, 2016 from March 3, 2016.

On February 27, 2015, WSI entered into a second amendment to the revolving note and cash subordination agreement. This amendment included all of the following: (i) the end date of the credit period was extended to April 28, 2016 and the repayment date was extended to April 28, 2017; (ii) WSI was permitted to incur up to $400 million in indebtedness under the $800 million revolving credit facility held by Trinity Acquisition plc (formerly Trinity Acquisition Limited), and (iii) WSI now has the ability to borrow in Euro, Japanese yen and other approved currencies subject to a reserve for foreign currency fluctuation.

Proceeds under the credit facility will be used for regulatory capital purposes related to securities underwriting only, which will allow WSI to meet or exceed capital requirements of regulatory agencies, self-regulatory agencies and their clearing houses, including the Financial Industry Regulatory Authority. Advances under the credit facility bear interest at a rate

Notes to the financial statements

18. DEBT (Continued)

equal to LIBOR plus a margin of 1.50% to 2.25%, plus 1.00%, plus 0.5% to 1.25%, in each case, based upon the Company’s guaranteed senior-unsecured long-term debt rating. A margin of 1.75% applies while the Company’s debt rating remains BBB-/Baa3.

As of December 31, 2015 $nil was outstanding under this credit facility (December 31, 2014: $nil).

The agreements relating to Legacy Willis’ 7-year term loan facility expiring 2018, the revolving credit facility, and the 1-year term loan facility expiring 2016 contain requirements not to exceed certain levels of consolidated funded indebtedness in relation to consolidated EBITDA and to maintain a minimum level of consolidated EBITDA to consolidated cash interest expense, subject to certain adjustments. In addition, the agreements relating to Legacy Willis’ credit facilities and senior notes include, in the aggregate, covenants relating to the delivery of financial statements, reports and notices, limitations on liens, limitations on sales and other disposals of assets, limitations on indebtedness and other liabilities, limitations on sale and leaseback transactions, limitations on mergers and other fundamental changes, maintenance of property, maintenance of insurance, nature of business, compliance with applicable laws, maintenance of corporate existence and rights, payment of taxes and access to information and properties. At December 31, 2015, Legacy Willis was in compliance with all financial covenants.
Senior Notes
On August 15, 2013, Legacy Willis issued $250 million of 4.625% senior notes due 2023 and $275 million of 6.125% senior notes due 2043. The effective interest rates of these senior notes are 4.696% and 6.154%, respectively, which include the impact of the discount upon issuance.

On July 25, 2013, Legacy Willis commenced an offer to purchase for cash any and all of its 5.625% senior notes due 2015 and a portion of its 6.200% senior notes due 2017 and its 7.000% senior notes due 2019 for an aggregate purchase price of up to $525 million. On August 22, 2013, the proceeds from the issue of the senior notes due 2023 and 2043 were used to fund the purchase of $202 million of 5.625% senior notes due 2015, $206 million of 6.200% senior notes due 2017 and $113 million of 7.000% senior notes due 2019.

Legacy Willis incurred total losses on extinguishment of debt of $60 million during the year ended December 31, 2013. This was made up of a tender premium of $65 million, the write-off of unamortized debt issuance costs of $2 million and a credit for the reduction of the fair value adjustment on 5.625% senior notes due 2015 of $7 million.
Lines of credit
The Company also has available $2 million (2014: $3 million) in lines of credit, of which $1 million was drawn as of December 31, 2015 (2014: $1 million).
Short term borrowings under bank overdraft arrangement
On December 31, 2015, Legacy Willis consolidated $79 million under a bank overdraft arrangement undertaken by Gras Savoye. This borrowing had been entered into by Gras Savoye in the ordinary course of its insurance broking operations and was repaid on January 11, 2016.

Willis Towers Watson plc

18. DEBT (Continued)

Analysis of interest expense
The following table shows an analysis of the interest expense for the years ended December 31:

	Year ended December 31,
	2015	2014	2013
	(millions)
5.625% senior notes due 2015	$5	$8	$12
4.125% senior notes due 2016	13	13	13
6.200% senior notes due 2017	25	25	33
7.000% senior notes due 2019	14	14	18
5.750% senior notes due 2021	30	30	29
4.625% senior notes due 2023	11	11	4
6.125% senior notes due 2043	16	16	6
7-year term loan facility expires 2018	5	5	6
Revolving $800 million credit facility	6	3	2
WSI revolving credit facility	2	4	—
Other (i)	15	6	3
Total interest expense	$142	$135	$126
_________________________________
(i) Other interest expense for the year ended December 31, 2015 includes an $11 million unwind of the discount on contingent and deferred consideration (2014: $3 million, 2013:$nil ).

Notes to the financial statements

19.	PROVISIONS FOR LIABILITIES
An analysis of movements on provisions for liabilities is as follows:

	Claims, lawsuits and other proceedings(i)	Other provisions(ii)	Total
		(millions)
Balance at January 1, 2014	$164	$42	$206
Net provisions made during the year	19	5	24
Balances transferred in during the year (iii)	—	5	5
Utilized in the year	(31)	(3)	(34)
Foreign currency translation adjustment	(4)	(3)	(7)
Balance at December 31, 2014	$148	$46	$194
Net provisions made during the year (iv)	82	3	85
Balances from acquisitions during the year	6	58	64
Utilized in the year	(27)	(15)	(42)
Foreign currency translation adjustment	(4)	(2)	(6)
Balance at December 31, 2015	$205	$90	$295
_________________________________

(i)
The claims, lawsuits and other proceedings provision includes E&O cases which represents management’s assessment of liabilities that may arise from asserted and unasserted claims for alleged errors and omissions that arise in the ordinary course of the Group’s business. Where some of the potential liability is recoverable under the Group’s external insurance arrangements, the full assessment of the liability is included in the provision with the associated insurance recovery shown separately as an asset.

(ii)	The ‘Other’ category includes amounts that principally relate to post placement service provisions, property and employee-related provisions.

(iii)	Provisions held in the UK for dilapidation on UK properties all previously recognized within Deferred Revenue and Accrued Expenses were transferred to Provisions for Liabilities during 2014.

(iv)
In light of our review of facts and circumstances relating to ongoing non-ordinary course litigation arising out of Legacy Willis’ operations, particularly the Stanford Financial Group litigation matters discussed under “Legal Proceedings” in this 10-K report (which are non-ordinary course litigation matters), we added $70 million to our provisions for loss contingencies relating to the Stanford litigation.  In conducting such a review, we take into account a variety of factors in accordance with applicable accounting standards. The ultimate resolution of these matters may differ from the amount provided for.

Willis Towers Watson plc

20.	COMMITMENTS AND CONTINGENCIES
The Company’s contractual obligations as at December 31, 2015 are presented below:

	Payments due by
Obligations	Total	2016	2017-2018	2019-2020	After 2020
	(millions)
7-year term loan facility expires 2018	$242	$23	$219	$—	$—
1-year term loan facility expires 2016	592	592	—	—	—
Interest on term loan	18	12	6	—	—
Revolving $800 million credit facility and commitment fees	472	2	470	—	—
Revolving $400 million credit facility commitment fees	1	1	—	—	—
4.125% senior notes due 2016	300	300	—	—	—
6.200% senior notes due 2017	394	—	394	—	—
7.000% senior notes due 2019	187	—	—	187	—
5.750% senior notes due 2021	500	—	—	—	500
4.625% senior notes due 2023	250	—	—	—	250
6.125% senior notes due 2043	275	—	—	—	275
Interest on senior notes	784	97	146	124	417
Total debt and related interest	4,015	1,027	1,235	311	1,442
Operating leases (i)	1,324	141	250	220	713
Pensions (ii)	273	97	88	88	—
Acquisition liabilities	224	70	150	4	—
Other contractual obligations (iii)	174	19	88	14	53
Total contractual obligations (iv) (v)	$6,010	$1,354	$1,811	$637	$2,208
_________________________________

(i)	Presented gross of sublease income.

(ii)	Excludes any potential ‘funding level’ contributions given these are dependent on future funding level assessments.

(iii)
Other contractual obligations include capital lease commitments, put option obligations and investment fund capital call obligations, the timing of which are included at the earliest point they may fall due.

(iv)	The above excludes $22 million of liabilities for unrecognized tax benefits as the Company is unable to reasonably predict the timing of settlement of these liabilities.

(v)	The above excludes $79 million of short-term borrowings incurred by Gras Savoye in the ordinary course of its business. These borrowings were repaid on January 11, 2016.

Debt obligations and facilities
The Company’s debt and related interest obligations at December 31, 2015 are shown in the above table.
Mandatory repayments of debt over the next 12 months include expiration of the 1-year term loan facility expiring December, 2016, maturity of the 4.125% senior notes due March, 2016 and the scheduled repayment of the current portion of the Company’s 7-year term loan. The Company also has the right, at its option, to prepay indebtedness under the credit facility without further penalty and to redeem the senior notes by paying a ‘make-whole’ premium as provided under the applicable debt instrument.
Operating leases
The Company leases certain land, buildings and equipment under various operating lease arrangements. Original non-cancellable lease terms typically are between 10 and 20 years and may contain escalation clauses, along with options that permit early withdrawal. The total amount of the minimum rent is expensed on a straight-line basis over the term of the lease.

Notes to the financial statements

20. COMMITMENTS AND CONTINGENCIES (Continued)

As of December 31, 2015, the aggregate future minimum rental commitments under all non-cancellable operating lease agreements are as follows:

	Gross rental commitments	Rentals from subleases	Net rental commitments
		(millions)
2016	$141	$(19)	$122
2017	127	(19)	108
2018	123	(14)	109
2019	117	(12)	105
2020	103	(12)	91
Thereafter	713	(37)	676
Total	$1,324	$(113)	$1,211
The Company leases its main London building under a 25-year operating lease, which expires in 2032. The Company’s contractual obligations in relation to this commitment included in the table above total $562 million (2014: $645 million). Annual rentals are $34 million (2014: $36 million) per year and the Company has subleased approximately 44 percent (2014: 29 percent) of the premises under leases up to 15 years. The amounts receivable from subleases, included in the table above, total $100 million (2014: $51 million).
Rent expense amounted to $142 million for the year ended December 31, 2015 (2014: $134 million; 2013: $141 million). The Company’s rental income from subleases was $17 million for the year ended December 31, 2015 (2014: $13 million; 2013: $15 million).
Pensions
Contractual obligations for the Company’s pension plans reflect the contributions the Company expects to make over the next five years into the Legacy Willis US, UK and Other defined benefit plans. These contributions are based on current funding positions and may increase or decrease dependent on the future performance of the plans.
On December 31, 2015, the Company agreed a revised schedule of contributions towards on-going accrual of benefits and deficit funding contributions the Company will make to the UK Plan to the end of 2024. Based on this agreement, contributions in 2016 will total approximately $83 million, of which approximately $53 million relates to contributions towards funding the deficit, approximately $22 million relates to on-going contributions and approximately $8 million to the final contingent contribution following the share buybacks made in 2015.
Annual deficit funding contributions will reduce to approximately $22 million for 2017 through 2020 although additional ‘funding level’ contributions may become payable based on funding level assessments made between December 31, 2017 and 2024. Such annual funding level contributions are capped at approximately $15 million. From 2021 annual deficit funding contributions may be ceased, and instead paid into escrow, if the Scheme is ahead of its funding plan. The Company has also agreed to guarantee the payments under the plan in a standard Pension Protection Fund format.
An additional amount of approximately $9 million will be paid annually into the UK defined benefit plan related to employee’s salary sacrifice contributions.
The total contracted contributions for all plans in 2016 are expected to be approximately $97 million, excluding approximately $9 million in respect of the salary sacrifice contributions.
Guarantees
Guarantees issued by certain of Willis Towers Watson’s subsidiaries with respect to the senior notes and revolving credit facilities are discussed in Note 18 — Debt.
Certain of Willis Towers Watson’s subsidiaries have given the landlords of some leasehold properties occupied by the Company in the United Kingdom and the United States guarantees in respect of the performance of the lease obligations of the subsidiary holding the lease. The operating lease obligations subject to such guarantees amounted to $676 million and $756 million at

Willis Towers Watson plc

20. COMMITMENTS AND CONTINGENCIES (Continued)

December 31, 2015 and 2014, respectively. The capital lease obligations subject to such guarantees amounted to $10 million as at December 31, 2015 (2014: $11 million).
In addition, the Company has given guarantees to bankers and other third parties relating principally to letters of credit amounting to $24 million and $20 million at December 31, 2015 and 2014, respectively. Willis Group Holdings also guarantees certain of its UK and Irish subsidiaries’ obligations to fund the UK and Irish defined benefit plans.
Acquisition liabilities
As outlined in Note 10 — Acquisitions, Willis Towers Watson has deferred and contingent consideration due to be paid on existing acquisitions until 2020. Most notably the acquisition of Miller Insurance Services LLP in May 2015, for which deferred and contingent consideration of $150 million is payable. Other payments include deferred and contingent consideration of $16 million in respect of the CKA Risk Solutions acquisition, Gras Savoye, with a deferred consideration of $15 million (including assumed liabilities) over 2016 and 2017; and the Charles Monat Group acquired in 2014, with a contingent consideration of $15 million payable in installments from 2016 till 2020 on the anniversaries of the acquisition.
Other contractual obligations
For certain subsidiaries and associates, the Company has the right to purchase shares (a call option) from co-shareholders at various dates in the future. In addition, the co-shareholders of certain subsidiaries and associates have the right to sell their shares (a put option) to the Company at various dates in the future. Generally, the exercise price of such put options and call options is formula-based (using revenues and earnings) and is designed to reflect fair value. Based on current projections of profitability and exchange rates and assuming the put options are exercised, the potential amount payable from these options is not expected to exceed $88 million (2014: $72 million).
In July 2010, the Company made a capital commitment of $25 million to Trident V Parallel Fund, LP, an investment fund managed by Stone Point Capital. This replaced a capital commitment of $25 million that had been made to Trident V, LP in December 2009. As at December 31, 2015 there have been approximately $22 million of capital contributions.
In May 2011, the Company made a capital commitment of $10 million to Dowling Capital Partners I, LP. As at December 31, 2015 there had been approximately $7 million of capital contributions.
Other contractual obligations at December 31, 2015, also include certain capital lease obligations totaling $59 million (2014: $64 million), primarily in respect of the Company’s Nashville property.
Claims, Lawsuits and Other Proceedings

In the ordinary course of business, the Company is subject to various actual and potential claims, lawsuits, and other proceedings relating principally to alleged errors and omissions in connection with the placement of insurance and reinsurance.
Similar to other corporations, the Company is also subject to a variety of other claims, including those relating to the
Company’s employment practices. Some of the claims, lawsuits and other proceedings seek damages in amounts which could, if assessed, be significant.

Errors and omissions claims, lawsuits, and other proceedings arising in the ordinary course of business are covered in part by professional indemnity or other appropriate insurance. The terms of this insurance vary by policy year. Regarding self-insured risks, the Company has established provisions which are believed to be adequate in light of current information and legal advice, or, in certain cases, where a range of loss exists, the Company accrues the minimum amount in the range if no amount within the range is a better estimate than any other amount. The Company adjusts such provisions from time to time according to developments. These provisions have been recognized in other operating expenses to the extent that losses are deemed probable and reasonably estimable or a reasonably possible range of loss exists. Matters that are not probable or reasonably estimable have not been provided for and the Company does not believe a reasonably possible range of losses, for these matters, can be estimated.

On the basis of current information, the Company does not expect that the actual claims, lawsuits and other proceedings to which the Company is subject, or potential claims, lawsuits, and other proceedings relating to matters of which it is aware, will ultimately have a material adverse effect on the Company’s financial condition, results of operations or liquidity.  Nonetheless,

Notes to the financial statements

20. COMMITMENTS AND CONTINGENCIES (Continued)

given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation and disputes with insurance companies, it is possible that an adverse outcome or settlement in certain matters could, from time to time, have a material adverse effect on the Company’s results of operations or cash flows in particular quarterly or annual periods.
The material actual or potential claims, lawsuits, and other proceedings, relating to Legacy Willis, of which the Company is currently aware, are as follows:
Stanford Financial Group Litigation
The Company has been named as a defendant in 13 similar lawsuits relating to the collapse of The Stanford Financial Group (‘Stanford’), for which Willis of Colorado, Inc. acted as broker of record on certain lines of insurance. The complaints in these actions generally allege that the defendants actively and materially aided Stanford’s alleged fraud by providing Stanford with certain letters regarding coverage that they knew would be used to help retain or attract actual or prospective Stanford client investors. The complaints further allege that these letters, which contain statements about Stanford and the insurance policies that the defendants placed for Stanford, contained untruths and omitted material facts and were drafted in this manner to help Stanford promote and sell its allegedly fraudulent certificates of deposit. For a detailed description of the litigation related to Stanford see Part 1 Item 3 - ‘Legal Proceedings’ of this Form 10-K.
The plantiffs in the lawsuits against the Company seek overlapping damages, representing either the entirety or a portion of the total alleged collective losses incurred by investors in Stanford certificates of deposit, notwithstanding the fact that Legacy Willis acted as broker of record for only a portion of time that Stanford issued certificates of deposit. Additional actions could be brought in the future by other investors in certificates of deposit issued by Stanford and its affiliates seeking some or all of the same alleged losses. Given the stage of the proceedings, and notwithstanding the broadest allegation of some plantiffs, the Company is currently unable to provide an estimate of the reasonably possible maximum loss or range of loss.  In the fourth quarter of 2015, the Company recognised a $70 million litigation provision for loss contingencies relating to the Stanford matters based on its ongoing review of a variety of factors as required by accounting standards. The ultimate resolution of these matters may differ from the amount provided for. The Company continues to dispute the allegations and to defend itself against the lawsuits vigorously.

Willis Towers Watson plc

21.	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
The components of other comprehensive income (loss) are as follows:

	December 31, 2015			December 31, 2014			December 31, 2013
	Before tax amount	Tax	Net of tax amount	Before tax amount	Tax	Net of tax amount	Before tax amount	Tax	Net of tax amount
	(millions)
Other comprehensive income (loss):
Foreign currency translation adjustments	$(133)	$—	$(133)	$(183)	$—	$(183)	$20	$—	$20
Pension funding adjustments:
Foreign currency translation on pension funding adjustments	44	(11)	33	49	(12)	37	(15)	5	(10)
Net actuarial (loss) gain	(38)	6	(32)	(274)	19	(255)	83	2	85
Prior service gain	215	(43)	172	—	—	—	—	—	—
Amortization of unrecognized actuarial loss	48	(12)	36	48	(8)	40	55	(9)	46
Amortization of unrecognized prior service gain	(18)	4	(14)	(4)	1	(3)	(5)	1	(4)
Curtailment (loss) gain	(18)	3	(15)	2	—	2	—	—	—
	233	(53)	180	(179)	—	(179)	118	(1)	117
Derivative instruments:
Interest rate reclassification adjustment	—	—	—	(5)	1	(4)	(5)	1	(4)
(Loss) gain on forward exchange contracts (effective element)	(38)	7	(31)	(31)	6	(25)	10	(2)	8
Forward exchange contract reclassification adjustment	4	(1)	3	16	(3)	13	1	—	1
Gain on treasury lock (effective element)	—	—	—	—	—	—	19	(4)	15
Treasury lock reclassification adjustment	(1)	1	—	(1)	—	(1)	—	—	—
	(35)	7	(28)	(21)	4	(17)	25	(5)	20
Other comprehensive income (loss)	65	(46)	19	(383)	4	(379)	163	(6)	157
Less: Other comprehensive loss attributable to noncontrolling interests	10	—	10	6	—	6	—	—	—
Other comprehensive income (loss) attributable to Willis Towers Watson	$75	$(46)	$29	$(377)	$4	$(373)	$163	$(6)	$157

Notes to the financial statements

21. ACCUMULATED OTHER COMPREHENSIVE INCOMES (LOSS), NET OF TAX (Continued)

The components of accumulated other comprehensive loss, net of tax, are as follows:

	Net foreign currency translation adjustment	Pension funding adjustment	Net unrealized gain on derivative instruments	Total
	(millions)
Balance, December 31, 2012	$(34)	$(831)	$15	$(850)
Other comprehensive income (loss) before reclassifications	20	75	23	118
Amounts reclassified from accumulated other comprehensive income	—	42	(3)	39
Net current year other comprehensive income (loss), net of tax and noncontrolling interests	20	117	20	157
Balance, December 31, 2013	$(14)	$(714)	$35	$(693)
Other comprehensive (loss) income before reclassifications	(177)	(216)	(25)	(418)
Amounts reclassified from accumulated other comprehensive income	—	37	8	45
Net current year other comprehensive income (loss), net of tax and noncontrolling interests	(177)	(179)	(17)	(373)
Balance, December 31, 2014	$(191)	$(893)	$18	$(1,066)
Other comprehensive loss (income) before reclassifications	(123)	158	(31)	4
Amounts reclassified from accumulated other comprehensive income	—	22	3	25
Net current year other comprehensive (loss) income, net of tax and noncontrolling interests	(123)	180	(28)	29
Balance, December 31, 2015	$(314)	$(713)	$(10)	$(1,037)

Willis Towers Watson plc

21. ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX (Continued)

Amounts reclassified out of accumulated other comprehensive income into the statement of operations are as follows:

Details about accumulated other comprehensive income components	Amount reclassified from accumulated other comprehensive income			Affected line item in the statement of operations
	Years ended December 31,
	2015	2014	2013
	(millions)
Gains and losses on cash flow hedges (Note 24)
Interest rate swaps	$—	$(5)	$(5)	Investment income
Foreign exchange contracts	4	16	1	Other income (expense), net
Treasury lock	(1)	(1)	—	Interest expense
	3	10	(4)	Total before tax
Tax	—	(2)	1
	$3	$8	$(3)	Net of tax
Amortization of defined benefit pension items (Note 17)
Prior service gain	$(18)	$(4)	$(5)	Salaries and benefits
Net actuarial loss	48	48	55	Salaries and benefits
	30	44	50	Total before tax
Tax	(8)	(7)	(8)
	$22	$37	$42	Net of tax

Total reclassifications for the period	$25	$45	$39

22.	EQUITY AND NONCONTROLLING INTEREST
The effects on equity of changes in Willis Towers Watsons’ ownership interest in its subsidiaries are as follows:

	Years ended December 31,
	2015	2014	2013
		(millions)
Net income attributable to Willis Towers Watson	$373	$362	$365
Transfers from noncontrolling interest:
Decrease in Willis Towers Watson’s paid-in capital for purchase of noncontrolling interest	(53)	—	(4)
Change from net income attributable to Willis Towers Watson and transfers from noncontrolling interests	$320	$362	$361

Notes to the financial statements

23.	SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Supplemental disclosures regarding cash flow information and non-cash flow investing and financing activities are as follows:

	Years Ended December 31,
	2015	2014	2013
	(millions)
Supplemental disclosures of cash flow information:
Cash payments for income taxes, net	$91	$88	$61
Cash payments for interest	126	123	117
Supplemental disclosures of non-cash investing and financing activities:
Write-off of unamortized debt issuance costs	$—	$—	$(2)
Write-back of fair value adjustment on 5.625% senior notes due 2015	—	—	7
Assets acquired under capital leases	—	3	7
Deferred payments on acquisitions of subsidiaries	7	10	2

Acquisitions:
Fair value of assets acquired	$2,448	$296	$47
Less:
Liabilities assumed	2,014	107	30
Cash acquired	148	57	1
Net assets acquired, net of cash acquired	$286	$132	$16

24.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES
Fair value of derivative financial instruments
In addition to the note below, see Note 25 - Fair Value Measurements for information about the fair value hierarchy of derivatives.
Primary risks managed by derivative financial instruments
The main risks managed by derivative financial instruments are interest rate risk and foreign currency risk. The Company’s Board of Directors reviews and approves policies for managing each of these risks as summarized below.
The Company enters into derivative transactions (principally interest rate swaps and forward foreign currency contracts) in order to manage interest rate and foreign currency risks arising from the Company’s operations and its sources of finance. The Company does not hold financial or derivative instruments for trading purposes.
Interest Rate Risk — Investment Income
As a result of the Company’s operating activities, the Company holds Fiduciary funds. The Company earns interest on these funds, which is included in the Company’s financial statements as investment income. These funds are regulated in terms of access and the instruments in which they may be invested, most of which are short-term in maturity.
During the year ended December 31, 2015, the Company, in order to manage interest rate risk arising from these financial assets, entered into interest rate swaps to receive a fixed rate of interest and pay a variable rate of interest. The use of interest rate contracts essentially converted groups of short-term variable rate investments to fixed rates. These derivatives were designated as hedging instruments and were for a total notional amount of $300 million.

Willis Towers Watson plc

24. DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

Interest Rate Risk — Interest Expense
The Company’s operations are financed principally by $1,906 million fixed rate senior notes maturing through 2043 (shown gross of debt issuance costs) and $240 million under a 7-year term loan facility. The Company has access to (i) $800 million under a revolving credit facility expiring July 23, 2018, (ii) $400 million under a revolving credit facility expiring April 28, 2016 and a repayment date of April 28, 2017, which will be available for regulatory capital purposes related to securities underwriting only, and (iii) $22 million under two further revolving credit facilities, of which $20 million is also only available for specific regulatory purposes. As of December 31, 2015 $467 million (2014: $nil) was drawn on these facilities. Additionally, the Company has access to a 1-year term loan in two tranches of €550 million ($598 million) and $400 million. The €550 million tranche was used to finance the acquisition of Gras Savoye and the $400 million tranche was used to re-finance debt currently held by Legacy Towers Watson & Co which became due on acquisition. As of December 31, 2015 the equivalent of €544 million ($592 million) was utilized on the €550 million tranche and the $400 million tranche was not utilized.
The interest rates of the fixed rate senior notes, revolving credit facilities and the term loans are detailed in Note 18 — ‘Debt’.
Foreign Currency Risk
The Company’s primary foreign exchange risks arise from:

•
changes in the exchange rate between US dollars and Pounds sterling as its London market operations earn the majority of their revenues in US dollars and incur expenses predominantly in Pounds sterling, and may also hold a significant net sterling asset or liability position on the balance sheet. In addition, the London market operations earn significant revenues in Euros and Japanese yen; and

•	from the translation into US dollars of the net income and net assets of its foreign subsidiaries, excluding the London market operations which are US dollar denominated.

The foreign exchange risks in its London market operations are hedged to the extent that:

•
forecast Pound sterling expenses exceed Pound sterling revenues, the Company limits its exposure to this exchange rate risk by the use of forward contracts matched to specific, clearly identified cash outflows arising in the ordinary course of business; and

•
the UK operations earn significant revenues in Euros and Japanese yen, the Company limits its exposure to changes in the exchange rate between the US dollar and these currencies by the use of forward contracts matched to a percentage of forecast cash inflows in specific currencies and periods. In addition, we are also exposed to foreign exchange risk on any net sterling asset or liability position in our London market operations.

•
Miller Insurance Services LLP, which is a sterling functional entity, earns significant non-functional currency revenues, the Company limits its exposure to exchange rate changes by the use of forward contracts matched to a percentage of forecast cash inflows in specific currencies and periods.

The fair value of foreign currency contracts is recorded in other assets and other liabilities. For contracts that qualify as accounting hedges, changes in fair value resulting from movements in the spot exchange rate are recorded as a component of other comprehensive income whilst changes resulting from a movement in the time value are recorded in interest expense. For contracts that do not qualify for hedge accounting, the total change in fair value is recorded in other income (expense), net. Amounts held in comprehensive income are reclassified into earnings when the hedged exposure affects earnings.
At December 31, 2015 and 2014, the Company’s foreign currency contracts were predominantly designated as hedging instruments, those not designated as hedging instruments include certain Miller Insurance Services LLP foreign currency contracts and those relating to short-term cash flows and hedges of certain intercompany loans.
The table below summarizes by major currency the contractual amounts of the Company’s forward contracts to exchange foreign currencies for Pounds sterling in the case of US dollars and US dollars for euro and Japanese yen. The forward contracts held as of December 31, 2015 range in maturity from 2015 to 2018. Foreign currency notional amounts are reported in US dollars translated at contracted exchange rates.

Notes to the financial statements

24. DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

	December 31, 2015		December 31, 2014
	Sell	Fair value	Sell	Fair Value
	(millions)
US dollar	$1,023	$(55)	$678	$(20)
Euro	$202	$21	$186	$18
Japanese yen	$51	$3	$51	$7
The above table includes forward contracts acquired as part of Miller Insurance Services LLP which are not designated as hedging instruments. At December 31, 2015, such contracts had a negative fair value of $3 million.
In addition to forward exchange contracts, the Company undertakes short-term foreign exchange swaps for liquidity purposes. These are not designated as hedges and do not qualify for hedge accounting. The fair values at December 31, 2015 and 2014 were immaterial.
The Company also enters into foreign currency transactions in order to hedge certain intercompany loans. These derivatives were not designated as hedging instruments and were for a total notional amount of $532 million (December 31, 2014: $352 million). In respect of these transactions, an immaterial amount has been recognized as an asset within other current assets and an equivalent gain has been recognized in other income (expense), net, for the period.
In addition during the year ended December 31, 2014, in order to hedge the Company’s exposure relating to the purchase price consideration for acquiring a 75.8 percent holding in Max Matthiessen AB, the Company entered into a series of forward exchange contracts. As a result of these transactions the Company recognized a $14 million expense in other income (expense), net, and an equivalent reduction to cash and cash equivalents during 2014.
Derivative financial instruments
The table below presents the fair value of the Company’s derivative financial instruments and their balance sheet classification at December 31:

		Fair value
	Balance sheet	December 31,	December 31,
Derivative financial instruments designated as hedging instruments:	classification	2015	2014
		(millions)
Assets:
Forward exchange contracts	Other assets	$25	$26
Interest rate swaps	Other assets	2	—
Total derivatives designated as hedging instruments		$27	$26
Liabilities:
Forward exchange contracts	Other liabilities	$53	$21
Interest rate swaps	Other liabilities	2	—
Total derivatives designated as hedging instruments		$55	$21
_________________________________

(i)	The above table does not include the Miller Insurance LLP non-designated forward contracts which had a fair value of negative $3 million.

Willis Towers Watson plc

24. DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

Cash Flow Hedges
The table below presents the effects of derivative financial instruments in cash flow hedging relationships on the consolidated statements of operations and the consolidated statements of equity for years ended December 31, 2015, 2014 and 2013:

Derivatives in cash flow hedging relationships	Amount of gain (loss) recognized in OCI(i)on derivative (effective element)	Location of gain (loss) reclassified from accumulated OCI(i) into income (effective element)	Amount of gain (loss) reclassified from accumulated OCI(i) into income(effective element)	Location of gain (loss) recognized in income on derivative (ineffective hedges and ineffective element of effective hedges)	Amount of gain (loss) recognized in income on derivative (ineffective hedges and ineffective element of effective hedges)
	(millions)		(millions)		(millions)
Year Ended December 31, 2015
Treasury locks	—	Interest expense	(1)	Interest expense	—
Forward exchange contracts	(38)	Other income (expense), net	4	Interest expense	1
Total	$(38)		$3		$1
Year Ended December 31, 2014
Interest rate swaps	$—	Investment income	$(5)	Other income (expense), net	$—
Treasury locks	—	Interest expense	(1)	Interest expense	—
Forward exchange contracts	(31)	Other income (expense), net	16	Interest expense	(1)
Total	$(31)		$10		$(1)
Year Ended December 31, 2013
Interest rate swaps	$—	Investment income	$(5)	Other income (expense), net	$—
Treasury locks	19	Interest expense	—	Interest expense	2
Forward exchange contracts	10	Other income (expense), net	1	Interest expense	1
Total	$29		$(4)		$3
_________________________________
Amounts above shown gross of tax.
(i) OCI means other comprehensive income.
For interest rate swaps all components of each derivative’s gain or loss were included in the assessment of hedge effectiveness. For foreign exchange contracts, only the changes in fair value resulting from movements in the spot exchange rate are included in this assessment. In instances where the timing of expected cash flows can be matched exactly to the maturity of the foreign exchange contract, then changes in fair value attributable to movement in the forward points are also included.
At December 31, 2015 the Company estimates, based on current interest and exchange rates, there will be $10 million of net derivative losses on forward exchange rates, interest rate swaps, and treasury locks reclassified from accumulated comprehensive income into earnings within the next twelve months as the forecasted transactions affect earnings.
Credit Risk and Concentrations of Credit Risk
Credit risk represents the loss that would be recognized at the reporting date if counterparties failed to perform as contracted and from movements in interest rates and foreign exchange rates. The Company currently does not anticipate non-performance by its counterparties. The Company generally does not require collateral or other security to support financial instruments with credit risk.
Concentrations of credit risk that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. Financial instruments on the balance sheet that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, fiduciary funds, accounts receivable and derivatives which are recorded at fair value.

Notes to the financial statements

24. DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

The Company maintains a policy providing for the diversification of cash and cash equivalent investments and places such investments in an extensive number of financial institutions to limit the amount of credit risk exposure. These financial institutions are monitored on an ongoing basis for credit quality predominantly using information provided by credit agencies.
Concentrations of credit risk with respect to receivables are limited due to the large number of clients and markets in which the Company does business, as well as the dispersion across many geographic areas. Management does not believe significant risk exists in connection with the Company’s concentrations of credit as of December 31, 2015.

25.	FAIR VALUE MEASUREMENTS

The Company has categorized its assets and liabilities that are measured at fair value on a recurring and non-recurring basis into a three-level fair value hierarchy, based on the reliability of the inputs used to determine fair value as follows:

•	Level 1: refers to fair values determined based on quoted market prices in active markets for identical assets;

•	Level 2: refers to fair values estimated using observable market based inputs or unobservable inputs that are corroborated by market data; and

•	Level 3: includes fair values estimated using unobservable inputs that are not corroborated by market data.

The following methods and assumptions were used by the Company in estimating its fair value disclosure for financial instruments:

The fair values of long-term debt instruments (excluding related fair value hedges) are based on quoted market values and are classified as Level 1 measurements, with the exception of the 7-year term loan facility and drawings under our $800 million revolving credit facility where fair value is determined using observable market data for similar debt instruments of comparable maturities (Level 2 measure).

Derivative financial instruments-Market values have been used to determine the fair value of interest rate swaps and forward foreign exchange contracts based on estimated amounts the Company would receive or have to pay to terminate the agreements, taking into account the current interest rate environment or current foreign currency forward rates. Such financial instruments are classified as Level 2 in the fair value hierarchy.

Willis Towers Watson plc

25. FAIR VALUE MEASUREMENTS (Continued)

Financial instruments measured at fair value on a recurring basis

The following table presents, for each of the fair-value hierarchy levels, the Company’s assets and liabilities that are measured at fair value on a recurring basis.

	December 31, 2015
	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant other unobservable inputs
	Level 1	Level 2	Level 3	Total
		(millions)
Assets at fair value:
Derivative financial instruments	—	26	—	26
Total assets	$—	$26	$—	$26
Liabilities at fair value:
Derivative financial instruments	$—	$57	$—	$57
Total liabilities	$—	$57	$—	$57

	December 31, 2014
	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant other unobservable inputs
	Level 1	Level 2	Level 3	Total
		(millions)
Assets at fair value:
Derivative financial instruments	—	26	—	26
Total assets	$—	$26	$—	$26
Liabilities at fair value:
Derivative financial instruments	$—	$21	$—	$21
Total liabilities	$—	$21	$—	$21

Fair value information about financial instruments not measured at fair value

The following table discloses the Company’s financial instruments where the carrying amount and estimated fair value differ. The fair value amounts shown below are not necessarily indicative of the amounts that the Company would realize upon disposition nor do they indicate the Company’s intent or ability to dispose of the financial instrument.

	December 31,
	2015		2014
	Carrying amount	Fair value	Carrying amount	Fair value
		(millions)
Liabilities:
Short-term debt and current portion of long-term debt	$988	$998	$167	$169
Long-term debt	2,278	2,394	2,130	2,327

Notes to the financial statements

25. FAIR VALUE MEASUREMENTS (Continued)

Financial instruments measured at fair value on a non-recurring basis

The remeasurement of goodwill is classified as non-recurring level 3 fair value assessment due to the significance of unobservable inputs developed using company-specific information, see Note 12 - Goodwill.

26.	SEGMENT INFORMATION
We are integrating Willis and Towers Watson (together, the ‘Legacy Companies’) and creating a unified platform for global growth, including to position the Company to leverage the Legacy Companies’ mutual distribution strength to enhance market penetration, expand our global footprint and create a strong platform for further innovation. The fully integrated Company will have four business segments: Corporate Risk and Broking; Exchange Solutions; Human Capital and Benefits; and Investment, Risk and Reinsurance.
Due to the closing date of the Merger, Towers Watson segment results are not presented in this Form 10-K. The combined company segment information is presented to assist the reader in understanding our ongoing integrated company. Please see Item 1 — Business and Note 31 — Subsequent Events for additional information.
Willis had four reportable operating segments: Willis CWR; Willis GB; Willis North America; and Willis International. Towers Watson had four reportable operating segments: Benefits; Exchange Solutions; Risk and Financial Services; and Talent and Rewards.
For internal reporting and segmental reporting, the following items for which segmental management are not held accountable are excluded from segmental expenses:

(i)	costs of the holding company;

(ii)	costs of Group functions, leadership and projects;

(iii)	certain litigation provisions;

(iv)	Willis Towers Watson integration costs;

(v)	non-servicing elements of the defined benefit pension schemes cost (income); and

(vi)	corporate restructuring costs associated with the Operational Improvement Program.
The accounting policies of the segments are consistent with those described in Note 2 — ‘Basis of Presentation and Significant Accounting Policies’.
There are no inter-segment revenues, with segments operating on a revenue-sharing basis equivalent to that used when sharing business with other third-party brokers.

Willis Towers Watson plc

26. SEGMENT INFORMATION (Continued)

Selected information regarding the Company’s segments is as follows:

	Commissions and fees	Investment income	Other income	Total revenues	Depreciation and amortization	Operating income (loss)
				(millions)
Year Ended December 31, 2015
Willis GB	$637	$4	$—	$641	$26	$143
Willis CWR	811	3	1	815	33	158
Willis North America	1,298	1	6	1,305	65	187
Willis International	1,063	4	1	1,068	38	165
Total segments	3,809	12	8	3,829	162	653
Corporate and other(i)	—	—	—	—	9	(226)
Total consolidated	$3,809	$12	$8	$3,829	$171	$427

Year Ended December 31, 2014
Willis GB	$662	$4	$3	$669	$31	$148
Willis CWR	749	5	12	766	12	224
Willis North America	1,318	1	4	1,323	68	232
Willis International	1,038	6	—	1,044	26	195
Total segments	3,767	16	19	3,802	137	799
Corporate and other(i)	—	—	—	—	9	(152)
Total consolidated	$3,767	$16	$19	$3,802	$146	$647

Year Ended December 31, 2013
Willis GB	$665	$1	$—	$666	$31	$180
Willis CWR	716	5	—	721	11	221
Willis North America	1,304	2	7	1,313	76	205
Willis International	948	7	—	955	22	181
Total segments	3,633	15	7	3,655	140	787
Corporate and other(i)	—	—	—	—	9	(124)
Total consolidated	$3,633	$15	$7	$3,655	$149	$663
_________________________________

(i)	See the following table for an analysis of the ‘Corporate and other’ line.

Notes to the financial statements

26. SEGMENT INFORMATION (Continued)

	Years ended December 31,
	2015	2014	2013
	(millions)
Costs of the holding company	$(8)	$(13)	$(10)
Costs related to Group functions, leadership and projects	(167)	(171)	(102)
Non-servicing elements of defined benefit pension	110	53	42
Restructuring costs relating to the Operational Improvement Program (see Note 5)	(33)	(17)	—
Merger and acquisition transaction-related costs	(58)	—	—
Litigation provision	(70)	—	—
Expense Reduction Initiative	—	—	(46)
Other	—	(4)	(8)
Total Corporate and Other	$(226)	$(152)	$(124)

The following table reconciles total consolidated operating income, as disclosed in the operating segment tables above, to consolidated income before income taxes and interest in earnings of associates.

	Years ended December 31,
	2015	2014	2013
	(millions)
Total consolidated operating income	$427	$647	$663
Other income (expense), net	55	6	22
Loss on extinguishment of debt	—	—	(60)
Interest expense	(142)	(135)	(126)
Income before income taxes and interest in earnings of associates	$340	$518	$499
The Company does not currently provide asset information by reportable segment as it does not routinely evaluate the total asset position by segment.

Willis Towers Watson plc

26. SEGMENT INFORMATION (Continued)

Segment revenue by product is as follows:

	Years ended December 31,
	2015	2014	2013	2015	2014	2013	2015	2014	2013	2015	2014	2013	2015	2014	2013
	Willis GB			Willis CWR			Willis North America			Willis International			Total
	(millions)
Commissions and fees:
Retail insurance services	$172	$184	$185	$92	$90	$89	$1,227	$1,244	$1,233	$1,042	$1,016	$926	$2,533	$2,534	$2,433
Specialty insurance services	465	478	480	719	659	627	71	74	71	21	22	22	1,276	1,233	1,200
Total commissions and fees	637	662	665	811	749	716	1,298	1,318	1,304	1,063	1,038	948	3,809	3,767	3,633
Investment income	4	4	1	3	5	5	1	1	2	4	6	7	12	16	15
Other income	—	3	—	1	12	—	6	4	7	1	—	—	8	19	7
Total Revenues	$641	$669	$666	$815	$766	$721	$1,305	$1,323	$1,313	$1,068	$1,044	$955	$3,829	$3,802	$3,655

None of the Company’s customers represented more than 10 percent of the Company’s consolidated commissions and fees for the years ended December 31, 2015, 2014 and 2013.
Information regarding the Company’s geographic locations is as follows:

	Years Ended December 31,
	2015	2014	2013
	(millions)
Commissions and fees(i)
UK	$1,040	$1,027	$1,026
US	1,590	1,592	1,549
Other(ii)	1,179	1,148	1,058
Total	$3,809	$3,767	$3,633

	December 31,
	2015	2014
	(millions)
Fixed assets
UK	$288	$232
US	177	193
Other(ii)	98	58
Total	$563	$483
_________________________________

(i)	Commissions and fees are attributed to countries based upon the location of the subsidiary generating the revenue.

(ii)
Other than in the United Kingdom and the United States, the Company does not conduct business in any country in which its commissions and fees and or fixed assets exceed 10 percent of consolidated commissions and fees and or fixed assets, respectively.

Notes to the financial statements

27.	SUBSIDIARY UNDERTAKINGS
As of December 31, 2015, Legacy Willis had investments in the following subsidiary undertakings which principally affect the net income or net assets of the Group.

Subsidiary name	Country of registration	Class of share	Percentage ownership
Holding companies
TAI Limited	England and Wales	Ordinary shares	100%
Trinity Acquisition plc (formerly Trinity Acquisition Limited)	England and Wales	Ordinary shares	100%
Willis Faber Limited	England and Wales	Ordinary shares	100%
Willis Group Limited	England and Wales	Ordinary shares	100%
Willis Investment UK Holdings Limited	England and Wales	Ordinary shares	100%
Willis Netherlands Holdings B.V.	Netherlands	Ordinary shares	100%
Willis Europe B.V.	England and Wales	Ordinary shares	100%
Willis France Holdings SAS	France	Ordinary shares	100%
Insurance broking companies
Willis HRH, Inc.	USA	Common shares	100%
Willis Limited	England and Wales	Ordinary shares	100%
Willis North America, Inc.	USA	Common shares	100%
Willis Re, Inc.	USA	Common shares	100%

Willis Towers Watson plc

28.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES
Willis North America Inc. (‘Willis North America’) had $148 million senior notes outstanding that were issued on July 1, 2005 that were subsequently repaid on July 1, 2015 and has $394 million of senior notes issued on March 28, 2007 and $187 million of senior notes issued on September 29, 2009.
All direct obligations under the senior notes are jointly and severally, irrevocably and fully and unconditionally guaranteed by Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc (formerly Trinity Acquisition Limited), Willis Group Limited and additionally, effective from March 9, 2016, Willis Towers Watson Sub Holdings Limited and WTW Bermuda Holdings Ltd., collectively the ‘Other Guarantors’, and with Willis Towers Watson, the ‘Guarantor Companies’.
The debt securities that were issued by Willis North America and guaranteed by the entities described above, and for which the disclosures set forth below relate and are required under applicable SEC rules, were issued under an effective registration statement.
Presented below is condensed consolidating financial information for:

(i)	Willis Towers Watson, which is a guarantor, on a parent company only basis;

(ii)	the Other Guarantors, which are all 100 percent directly or indirectly owned subsidiaries of the parent and are all direct or indirect parents of the issuer;

(iii)	the Issuer, Willis North America;

(iv)	Other, which are the non-guarantor subsidiaries, on a combined basis;

(v)	Consolidating adjustments; and

(vi)	the Consolidated Company.
The equity method has been used for investments in subsidiaries in the condensed consolidating balance sheets for the year ended December 31, 2015 of Willis Towers Watson, the Other Guarantors and the Issuer.
The entities included in the Other Guarantors column as of December 31, 2015 are Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc (formerly Trinity Acquisition Limited) and Willis Group Limited.

Notes to the financial statements

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2015
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$—	$11	$3,798	$—	$3,809
Investment income	—	1	—	11	—	12
Other income	—	—	—	8	—	8
Total revenues	—	1	11	3,817	—	3,829
EXPENSES
Salaries and benefits	(1)	(1)	(77)	(2,227)	—	(2,306)
Other operating expenses	(12)	(113)	(1)	(673)	—	(799)
Depreciation expense	—	(6)	(16)	(73)	—	(95)
Amortization of intangible assets	—	—	—	(76)	—	(76)
Restructuring costs	—	(28)	(13)	(85)	—	(126)
Total expenses	(13)	(148)	(107)	(3,134)	—	(3,402)
OPERATING (LOSS) INCOME	(13)	(147)	(96)	683	—	427
Other (expense) income, net	(10)	42	—	23	—	55
Income from Group undertakings	—	225	236	110	(571)	—
Expenses due to Group undertakings	—	(31)	(189)	(351)	571	—
Interest expense	(43)	(39)	(42)	(18)	—	(142)
(LOSS) INCOME BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(66)	50	(91)	447	—	340
Income tax benefit (expense)	—	29	17	(13)	—	33
(LOSS) INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(66)	79	(74)	434	—	373
Interest in earnings of associates, net of tax	—	9	—	2	—	11
Equity account for subsidiaries	439	347	106	—	(892)	—
NET INCOME	373	435	32	436	(892)	384
Less: Net income attributable to noncontrolling interests	—	—	—	(11)	—	(11)
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$373	$435	$32	$425	$(892)	$373

Willis Towers Watson plc

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2015
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive income	$402	$462	$49	$455	$(965)	$403
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(1)	—	(1)
Comprehensive income attributable to Willis Towers Watson	$402	$462	$49	$454	$(965)	$402

Notes to the financial statements

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2014
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$—	$8	$3,759	$—	$3,767
Investment income	—	—	—	16	—	16
Other income	—	—	—	19	—	19
Total revenues	—	—	8	3,794	—	3,802
EXPENSES
Salaries and benefits	(1)	—	(81)	(2,232)	—	(2,314)
Other operating expenses	(16)	(95)	(38)	(510)	—	(659)
Depreciation expense	—	(4)	(17)	(71)	—	(92)
Amortization of intangible assets	—	—	—	(54)	—	(54)
Restructuring costs	—	(11)	(3)	(22)	—	(36)
Total expenses	(17)	(110)	(139)	(2,889)	—	(3,155)
OPERATING (LOSS) INCOME	(17)	(110)	(131)	905	—	647
Other (expense) income, net	(15)	(220)	—	11	230	6
Income from Group undertakings	—	221	313	102	(636)	—
Expenses due to Group undertakings	—	(33)	(179)	(424)	636	—
Interest expense	(43)	(35)	(45)	(12)	—	(135)
(LOSS) INCOME BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(75)	(177)	(42)	582	230	518
Income tax benefit (expense)	—	25	24	(208)	—	(159)
(LOSS) INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(75)	(152)	(18)	374	230	359
Interest in earnings of associates, net of tax	—	10	—	4	—	14
Equity account for subsidiaries	437	570	76	—	(1,083)	—
NET INCOME	362	428	58	378	(853)	373
Less: Net income attributable to noncontrolling interests	—	—	—	(11)	—	(11)
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$362	$428	$58	$367	$(853)	$362

Willis Towers Watson plc

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2014
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive (loss) income	$(11)	$69	$(110)	$49	$(3)	$(6)
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(5)	—	(5)
Comprehensive (loss) income attributable to Willis Towers Watson	$(11)	$69	$(110)	$44	$(3)	$(11)

Notes to the financial statements

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2013
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$—	$8	$3,625	$—	$3,633
Investment income	—	—	—	15	—	15
Other income	—	—	—	7	—	7
Total revenues	—	—	8	3,647	—	3,655
EXPENSES
Salaries and benefits	(1)	—	(103)	(2,103)	—	(2,207)
Other operating expenses	(5)	(69)	(163)	(399)	—	(636)
Depreciation expense	—	(3)	(20)	(71)	—	(94)
Amortization of intangible assets	—	—	—	(55)	—	(55)
Total expenses	(6)	(72)	(286)	(2,628)	—	(2,992)
OPERATING (LOSS) INCOME	(6)	(72)	(278)	1,019	—	663
Other income (expense), net	5	(4)	—	31	(10)	22
Income from Group undertakings	—	191	364	86	(641)	—
Expenses due to Group undertakings	(10)	(34)	(141)	(456)	641	—
Loss on extinguishment of debt	—	—	(60)	—	—	(60)
Interest expense	(42)	(16)	(63)	(5)	—	(126)
(LOSS) INCOME BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(53)	65	(178)	675	(10)	499
Income tax benefit (expense)	—	23	—	(145)	—	(122)
(LOSS) INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(53)	88	(178)	530	(10)	377
Interest in earnings of associates, net of tax	—	9	—	(9)	—	—
Equity account for subsidiaries	418	320	150	—	(888)	—
NET INCOME (LOSS)	365	417	(28)	521	(898)	377
Less: Net income attributable to noncontrolling interests	—	—	—	(12)	—	(12)
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$365	$417	$(28)	$509	$(898)	$365

Willis Towers Watson plc

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2013
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive income	$522	$565	$74	$636	$(1,263)	$534
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(12)	—	(12)
Comprehensive income attributable to Willis Towers Watson	$522	$565	$74	$624	$(1,263)	$522

Notes to the financial statements

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2015
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3	$2	$—	$527	$—	$532
Accounts receivable, net	—	—	7	1,251	—	1,258
Fiduciary assets	—	—	—	10,458	—	10,458
Other current assets	1	49	18	194	(7)	255
Amounts due from Group undertakings	3,423	1,684	822	1,259	(7,188)	—
Total current assets	3,427	1,735	847	13,689	(7,195)	12,503
NON-CURRENT ASSETS
Investments in subsidiaries	—	3,208	832	—	(4,040)	—
Fixed assets, net	—	23	35	505	—	563
Goodwill	—	—	—	3,737	—	3,737
Other intangible assets, net	—	—	—	1,115	—	1,115
Investments in associates	—	—	—	13	—	13
Deferred tax assets	—	—	—	76	—	76
Pension benefits asset	—	—	—	623	—	623
Other non-current assets	—	8	2	199	—	209
Non-current amounts due from Group undertakings	—	518	785	—	(1,303)	—
Total non-current assets	—	3,757	1,654	6,268	(5,343)	6,336
TOTAL ASSETS	$3,427	$5,492	$2,501	$19,957	$(12,538)	$18,839
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$—	$10,458	$—	$10,458
Deferred revenue and accrued expenses	1	13	55	683	—	752
Income taxes payable	—	—	—	52	(7)	45
Short-term debt and current portion of long-term debt	300	609	—	79	—	988
Other current liabilities	15	38	23	482	—	558
Amounts due to Group undertakings	—	4,141	1,545	1,502	(7,188)	—
Total current liabilities	316	4,801	1,623	13,256	(7,195)	12,801
NON-CURRENT LIABILITIES
Investments in subsidiaries	387	—	—	—	(387)	—
Long-term debt	495	1,203	580	—	—	2,278
Liabilities for pension benefits	—	—	—	279	—	279
Deferred tax liabilities	—	1	—	239	—	240
Provisions for liabilities	—	—	—	295	—	295
Other non-current liabilities	—	21	15	497	—	533
Non-current amounts due to Group undertakings	—	—	518	785	(1,303)	—
Total non-current liabilities	882	1,225	1,113	2,095	(1,690)	3,625
TOTAL LIABILITIES	$1,198	$6,026	$2,736	$15,351	$(8,885)	$16,426

Willis Towers Watson plc

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2015
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REDEEMABLE NONCONTROLLING INTEREST	—	—	—	53	—	53

EQUITY
Total Willis Towers Watson stockholders’ equity	2,229	(534)	(235)	4,422	(3,653)	2,229
Noncontrolling interests	—	—	—	131	—	131
Total equity	2,229	(534)	(235)	4,553	(3,653)	2,360
TOTAL LIABILITIES AND EQUITY	$3,427	$5,492	$2,501	$19,957	$(12,538)	$18,839

Notes to the financial statements

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2014
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9	$2	$—	$624	$—	$635
Accounts receivable, net	—	—	3	1,041	—	1,044
Fiduciary assets	—	—	—	8,948	—	8,948
Other current assets	—	27	8	206	(29)	212
Amounts due by group undertakings	3,675	923	1,057	1,114	(6,769)	—
Total current assets	3,684	952	1,068	11,933	(6,798)	10,839
NON-CURRENT ASSETS
Investments in subsidiaries	—	2,537	715	—	(3,252)	—
Fixed assets, net	—	20	42	421	—	483
Goodwill	—	—	—	2,937	—	2,937
Other intangible assets, net	—	—	—	450	—	450
Investments in associates	—	147	—	22	—	169
Deferred tax assets	—	—	—	19	—	19
Pension benefits asset	—	—	—	314	—	314
Other non-current assets	—	1	3	206	—	210
Non-current amounts due by group undertakings	—	518	740	—	(1,258)	—
Total non-current assets	—	3,223	1,500	4,369	(4,510)	4,582
TOTAL ASSETS	$3,684	$4,175	$2,568	$16,302	$(11,308)	$15,421
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$—	$8,948	$—	$8,948
Deferred revenue and accrued expenses	1	4	30	584	—	619
Income taxes payable	—	—	7	55	(29)	33
Short-term debt and current portion of long-term debt	—	17	149	1	—	167
Other current liabilities	67	11	46	320	—	444
Amounts due to group undertakings	—	4,374	1,499	896	(6,769)	—
Total current liabilities	68	4,406	1,731	10,804	(6,798)	10,211
NON-CURRENT LIABILITIES
Investments in subsidiaries	838	—	—	—	(838)	—
Long-term debt	793	758	579	—	—	2,130
Liabilities for pension benefits	—	—	—	284	—	284
Deferred tax liabilities	—	—	—	147	—	147
Provisions for liabilities	—	—	—	194	—	194
Other non-current liabilities	—	—	17	372	—	389
Non-current amounts due to group undertakings	—	—	518	740	(1,258)	—
Total non-current liabilities	1,631	758	1,114	1,737	(2,096)	3,144
TOTAL LIABILITIES	$1,699	$5,164	$2,845	$12,541	$(8,894)	$13,355

Willis Towers Watson plc

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2014
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REDEEMABLE NONCONTROLLING INTEREST	—	—	—	59	—	59

EQUITY
Total Willis Towers Watson stockholders’ equity	1,985	(989)	(277)	3,680	(2,414)	1,985
Noncontrolling interests	—	—	—	22	—	22
Total equity	1,985	(989)	(277)	3,702	(2,414)	2,007
TOTAL LIABILITIES AND EQUITY	$3,684	$4,175	$2,568	$16,302	$(11,308)	$15,421

Notes to the financial statements

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2015
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(10)	$583	$43	$(223)	$(150)	$243
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	13	—	13
Additions to fixed assets	—	(10)	(8)	(128)	—	(146)
Additions to intangibles assets	—	—	—	(12)	—	(12)
Acquisitions of operations, net of cash acquired	—	—	—	(845)	—	(845)
Payments to acquire other investments, net of distributions received.	—	—	—	3	—	3
Proceeds from sale of operations, net of cash disposed	—	—	—	44	—	44
Proceeds from intercompany investing activities	321	49	87	151	(608)	—
Repayments of intercompany investing activities	(82)	(746)	—	(181)	1,009	—
Additional investment in subsidiaries	—	(598)	—	—	598	—
Net cash provided by (used in) investing activities	239	(1,305)	79	(955)	999	(943)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from drawdown of revolving credit facility	—	469	—	—	—	469
Debt issuance costs	—	(5)	—	—	—	(5)
Repayments of debt	—	(16)	(149)	(1)	—	(166)
Proceeds from issue of other debt	—	592	—	—	—	592
Repurchase of shares	(82)	—	—	—	—	(82)
Proceeds from issue of shares	124	—	—	598	(598)	124
Excess tax benefits from share-based payment arrangements	—	—	—	7	—	7
Dividends paid	(277)	—	—	(150)	150	(277)
Acquisition of noncontrolling interests	—	—	—	(5)	—	(5)
Dividends paid to noncontrolling interests	—	—	—	(16)	—	(16)
Proceeds from intercompany financing activities	—	154	27	828	(1,009)	—
Repayments of intercompany financing activities	—	(472)	—	(136)	608	—
Net cash (used in) provided by financing activities	(235)	722	(122)	1,125	(849)	641
DECREASE IN CASH AND CASH EQUIVALENTS	(6)	—	—	(53)	—	(59)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(44)	—	(44)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	9	2	—	624	—	635
CASH AND CASH EQUIVALENTS, END OF YEAR	$3	$2	$—	$527	$—	$532

Willis Towers Watson plc

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2014
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(35)	$387	$265	$212	$(352)	$477
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	1	6	(1)	6
Additions to fixed assets	—	(9)	(10)	(95)	1	(113)
Additions to intangible assets	—	—	—	(4)	—	(4)
Acquisitions of operations, net of cash acquired	—	—	—	(241)	—	(241)
Proceeds from sale of other investments, net of distributions received.	—	—	—	(10)	—	(10)
Proceeds from sale of operations, net of cash disposed	—	—	—	86	—	86
Proceeds from intercompany investing activities	361	—	120	435	(916)	—
Repayments of intercompany investing activities	—	(53)	(131)	(46)	230	—
Additional investment in subsidiaries	(31)	—	—	—	31	—
Net cash provided by (used in) investing activities	330	(62)	(20)	131	(655)	(276)
CASH FLOWS FROM FINANCING ACTIVITIES
Debt issuance costs	—	—	—	(3)	—	(3)
Repayments of debt	—	(15)	—	—	—	(15)
Repurchase of shares	(213)	—	—	—	—	(213)
Proceeds from issue of shares	134	—	—	31	(31)	134
Excess tax benefits from share-based payment arrangements	—	—	—	5	—	5
Dividends paid	(210)	—	—	(352)	352	(210)
Acquisition of noncontrolling interests	—	(4)	—	—	—	(4)
Dividends paid to noncontrolling interests	—	—	—	(17)	—	(17)
Proceeds from intercompany financing activities	—	46	4	180	(230)	—
Repayments of intercompany financing activities	—	(353)	(249)	(314)	916	—
Net cash used in financing activities	(289)	(326)	(245)	(470)	1,007	(323)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6	(1)	—	(127)	—	(122)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(39)	—	(39)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3	3	—	790	—	796
CASH AND CASH EQUIVALENTS, END OF YEAR	$9	$2	$—	$624	$—	$635

Notes to the financial statements

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2013
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH PROVIDED BY OPERATING ACTIVITIES	$4	$125	$7	$662	$(237)	$561
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	3	9	—	12
Additions to fixed assets	—	(7)	(11)	(94)	—	(112)
Additions to intangible assets	—	—	—	(7)	—	(7)
Acquisitions of operations, net of cash acquired	—	(237)	(230)	(30)	467	(30)
Proceeds from sale of other investments, net of distributions received.	—	—	—	(3)	—	(3)
Proceeds from sale of operations, net of cash disposed	—	—	230	257	(467)	20
Proceeds from intercompany investing activities	383	211	36	60	(690)	—
Repayments of intercompany investing activities	(347)	(442)	(120)	(780)	1,689	—
Net cash provided by (used in) investing activities	36	(475)	(92)	(588)	999	(120)
CASH FLOWS FROM FINANCING ACTIVITIES
Senior notes issued	—	522	—	—	—	522
Debt issuance costs	—	(8)	—	—	—	(8)
Repayments of debt	—	(15)	(521)	—	—	(536)
Tender premium on extinguishment of senior notes	—	—	(65)	—	—	(65)
Proceeds from issue of shares	155	—	—	—	—	155
Excess tax benefits from share-based payment arrangements	—	—	—	2	—	2
Dividends paid	(193)	—	(230)	(7)	237	(193)
Acquisition of noncontrolling interests	—	—	—	(4)	—	(4)
Dividends paid to noncontrolling interests	—	—	—	(10)	—	(10)
Cash received on intercompany financing activities	—	321	901	467	(1,689)	—
Cash paid on intercompany financing activities	—	(467)	—	(223)	690	—
Net cash (used in) provided by financing activities	(38)	353	85	225	(762)	(137)
INCREASE IN CASH AND CASH EQUIVALENTS	2	3	—	299	—	304
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(8)	—	(8)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1	—	—	499	—	500
CASH AND CASH EQUIVALENTS, END OF YEAR	$3	$3	$—	$790	$—	$796

Willis Towers Watson plc

29.	FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES
On March 17, 2011, the Company issued senior notes totaling $800 million in a registered public offering. These debt securities were issued by Willis Towers Watson (‘WTW Debt Securities’) and are guaranteed by certain of the Company’s subsidiaries. Therefore, the Company is providing the condensed consolidating financial information below. The following wholly owned subsidiaries (directly or indirectly) fully and unconditionally guarantee the WTW Debt Securities on a joint and several basis: Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc (formerly Trinity Acquisition Limited), Willis Group Limited, Willis North America, and additionally, effective from March 9, 2016, Willis Towers Watson Sub Holdings Limited and WTW Bermuda Holdings Ltd. (the ‘Guarantors’).
The guarantor structure described above differs from the guarantor structure associated with the senior notes issued by Willis North America (the ‘Willis North America Debt Securities’) (and for which condensed consolidating financial information is presented in Note 28) in that Willis Towers Watson is the Parent Issuer and Willis North America is a subsidiary guarantor.
Presented below is condensed consolidating financial information for:

(i)	Willis Towers Watson, which is the Parent Issuer;

(ii)	the Guarantors, which are all 100 percent directly or indirectly owned subsidiaries of the parent;

(iii)	Other, which are the non-guarantor subsidiaries, on a combined basis;

(iv)	Consolidating adjustments; and

(v)	the Consolidated Company.
The equity method has been used for investments in subsidiaries in the condensed consolidating balance sheets for the year ended December 31, 2015 of Willis Towers Watson and the Guarantors.
The entities included in the Other Guarantors column as of December 31, 2015 are Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc (formerly Trinity Acquisition Limited), Willis Group Limited and Willis North America Inc.

Notes to the financial statements

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2015
	Willis Towers Watson — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$11	$3,798	$—	$3,809
Investment income	—	1	11	—	12
Other income	—	—	8	—	8
Total revenues	—	12	3,817	—	3,829
EXPENSES
Salaries and benefits	(1)	(78)	(2,227)	—	(2,306)
Other operating expenses	(12)	(114)	(673)	—	(799)
Depreciation expense	—	(22)	(73)	—	(95)
Amortization of intangible assets	—	—	(76)	—	(76)
Restructuring costs	—	(41)	(85)	—	(126)
Total expenses	(13)	(255)	(3,134)	—	(3,402)
OPERATING (LOSS) INCOME	(13)	(243)	683	—	427
Other (expense) income, net	(10)	42	23	—	55
Income from Group undertakings	—	350	110	(460)	—
Expenses due to Group undertakings	—	(109)	(351)	460	—
Interest expense	(43)	(81)	(18)	—	(142)
(LOSS) INCOME BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(66)	(41)	447	—	340
Income tax benefit (expense)	—	46	(13)	—	33
(LOSS) INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(66)	5	434	—	373
Interest in earnings of associates, net of tax	—	9	2	—	11
Equity account for subsidiaries	439	421	—	(860)	—
NET INCOME	373	435	436	(860)	384
Less: Net income attributable to noncontrolling interests	—	—	(11)	—	(11)
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$373	$435	$425	$(860)	$373

Willis Towers Watson plc

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2015
	Willis Towers Watson — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
Comprehensive income	$402	$462	$455	$(916)	$403
Less: Comprehensive income attributable to noncontrolling interests	—	—	(1)	—	(1)
Comprehensive income attributable to Willis Towers Watson	$402	$462	$454	$(916)	$402

Notes to the financial statements

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2014
	Willis Towers Watson — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$8	$3,759	$—	$3,767
Investment income	—	—	16	—	16
Other income	—	—	19	—	19
Total revenues	—	8	3,794	—	3,802
EXPENSES
Salaries and benefits	(1)	(81)	(2,232)	—	(2,314)
Other operating expenses	(16)	(133)	(510)	—	(659)
Depreciation expense	—	(21)	(71)	—	(92)
Amortization of intangible assets	—	—	(54)	—	(54)
Restructuring costs	—	(14)	(22)	—	(36)
Total expenses	(17)	(249)	(2,889)	—	(3,155)
OPERATING (LOSS) INCOME	(17)	(241)	905	—	647
Other (expense) income, net	(15)	(220)	11	230	6
Income from Group undertakings	—	424	102	(526)	—
Expenses due to Group undertakings	—	(102)	(424)	526	—
Interest expense	(43)	(80)	(12)	—	(135)
(LOSS) INCOME BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(75)	(219)	582	230	518
Income tax benefit (expense)	—	49	(208)	—	(159)
(LOSS) INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(75)	(170)	374	230	359
Interest in earnings of associates, net of tax	—	10	4	—	14
Equity account for subsidiaries	437	588	—	(1,025)	—
NET INCOME	362	428	378	(795)	373
Less: Net income attributable to noncontrolling interests	—	—	(11)	—	(11)
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$362	$428	$367	$(795)	$362

Willis Towers Watson plc

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2014
	Willis Towers Watson — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
Comprehensive (loss) income	$(11)	$69	$49	$(113)	$(6)
Less: Comprehensive income attributable to noncontrolling interests	—	—	(5)	—	(5)
Comprehensive (loss) income attributable to Willis Towers Watson	$(11)	$69	$44	$(113)	$(11)

Notes to the financial statements

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2013
	Willis Towers Watson — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$8	$3,625	$—	$3,633
Investment income	—	—	15	—	15
Other income	—	—	7	—	7
Total revenues	—	8	3,647	—	3,655
EXPENSES
Salaries and benefits	(1)	(103)	(2,103)	—	(2,207)
Other operating expenses	(5)	(232)	(399)	—	(636)
Depreciation expense	—	(23)	(71)	—	(94)
Amortization of intangible assets	—	—	(55)	—	(55)
Total expenses	(6)	(358)	(2,628)	—	(2,992)
OPERATING (LOSS) INCOME	(6)	(350)	1,019	—	663
Other income (expense), net	5	(4)	31	(10)	22
Income from Group undertakings	—	466	86	(552)	—
Expenses due to Group undertakings	(10)	(86)	(456)	552	—
Loss on extinguishment of debt	—	(60)	—	—	(60)
Interest expense	(42)	(79)	(5)	—	(126)
(LOSS) INCOME BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(53)	(113)	675	(10)	499
Income tax benefit (expense)	—	23	(145)	—	(122)
(LOSS) INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(53)	(90)	530	(10)	377
Interest in earnings of associates, net of tax	—	9	(9)	—	—
Equity account for subsidiaries	418	498	—	(916)	—
NET INCOME	365	417	521	(926)	377
Less: Net income attributable to noncontrolling interests	—	—	(12)	—	(12)
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$365	$417	$509	$(926)	$365

Willis Towers Watson plc

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2013
	Willis Towers Watson — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
Comprehensive income	$522	$565	$636	$(1,189)	$534
Less: Comprehensive income attributable to noncontrolling interests	—	—	(12)	—	(12)
Comprehensive income attributable to Willis Towers Watson	$522	$565	$624	$(1,189)	$522

Notes to the financial statements

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2015
	Willis Towers Watson — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3	$2	$527	$—	$532
Accounts receivable, net	—	7	1,251	—	1,258
Fiduciary assets	—	—	10,458	—	10,458
Other current assets	1	67	194	(7)	255
Amounts due from group undertakings	3,423	1,257	1,259	(5,939)	—
Total current assets	3,427	1,333	13,689	(5,946)	12,503
NON-CURRENT ASSETS
Investments in subsidiaries	—	4,275	—	(4,275)	—
Fixed assets, net	—	58	505	—	563
Goodwill	—	—	3,737	—	3,737
Other intangible assets, net	—	—	1,115	—	1,115
Investments in associates	—	—	13	—	13
Deferred tax assets	—	—	76	—	76
Pension benefits asset	—	—	623	—	623
Other non-current assets	—	10	199	—	209
Non-current amounts due from group undertakings	—	785	—	(785)	—
Total non-current assets	—	5,128	6,268	(5,060)	6,336
TOTAL ASSETS	$3,427	$6,461	$19,957	$(11,006)	$18,839
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$10,458	$—	$10,458
Deferred revenue and accrued expenses	1	68	683	—	752
Income taxes payable	—	—	52	(7)	45
Short-term debt and current portion of long-term debt	300	609	79	—	988
Other current liabilities	15	61	482	—	558
Amounts due to group undertakings	—	4,437	1,502	(5,939)	—
Total current liabilities	316	5,175	13,256	(5,946)	12,801
NON-CURRENT LIABILITIES
Investments in subsidiaries	387	—	—	(387)	—
Long-term debt	495	1,783	—	—	2,278
Liabilities for pension benefits	—	—	279	—	279
Deferred tax liabilities	—	1	239	—	240
Provisions for liabilities	—	—	295	—	295
Other non-current liabilities	—	36	497	—	533
Non-current amounts due to group undertakings	—	—	785	(785)	—
Total non-current liabilities	882	1,820	2,095	(1,172)	3,625
TOTAL LIABILITIES	$1,198	$6,995	$15,351	$(7,118)	$16,426

Willis Towers Watson plc

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2015
	Willis Towers Watson — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
REDEEMABLE NONCONTROLLING INTEREST	—	—	53	—	53

EQUITY
Total Willis Towers Watson stockholders’ equity	2,229	(534)	4,422	(3,888)	2,229
Noncontrolling interests	—	—	131	—	131
Total equity	2,229	(534)	4,553	(3,888)	2,360
TOTAL LIABILITIES AND EQUITY	$3,427	$6,461	$19,957	$(11,006)	$18,839

Notes to the financial statements

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2014
	Willis Towers Watson — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9	$2	$624	$—	$635
Accounts receivable, net	—	3	1,041	—	1,044
Fiduciary assets	—	—	8,948	—	8,948
Other current assets	—	35	206	(29)	212
Amounts due from group undertakings	3,675	730	1,114	(5,519)	—
Total current assets	3,684	770	11,933	(5,548)	10,839
NON-CURRENT ASSETS
Investments in subsidiaries	—	3,529	—	(3,529)	—
Fixed assets, net	—	62	421	—	483
Goodwill	—	—	2,937	—	2,937
Other intangible assets, net	—	—	450	—	450
Investments in associates	—	147	22	—	169
Deferred tax assets	—	—	19	—	19
Pension benefits asset	—	—	314	—	314
Other non-current assets	—	4	206	—	210
Non-current amounts due from group undertakings	—	740	—	(740)	—
Total non-current assets	—	4,482	4,369	(4,269)	4,582
TOTAL ASSETS	$3,684	$5,252	$16,302	$(9,817)	$15,421
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$8,948	$—	$8,948
Deferred revenue and accrued expenses	1	34	584	—	619
Income taxes payable	—	7	55	(29)	33
Short-term debt and current portion of long-term debt	—	166	1	—	167
Other current liabilities	67	57	320	—	444
Amounts due to group undertakings	—	4,623	896	(5,519)	—
Total current liabilities	68	4,887	10,804	(5,548)	10,211
NON-CURRENT LIABILITIES
Investments in subsidiaries	838	—	—	(838)	—
Long-term debt	793	1,337	—	—	2,130
Liabilities for pension benefits	—	—	284	—	284
Deferred tax liabilities	—	—	147	—	147
Provisions for liabilities	—	—	194	—	194
Other non-current liabilities	—	17	372	—	389
Non-current amounts due to group undertakings	—	—	740	(740)	—
Total non-current liabilities	1,631	1,354	1,737	(1,578)	3,144
TOTAL LIABILITIES	$1,699	$6,241	$12,541	$(7,126)	$13,355

Willis Towers Watson plc

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2014
	Willis Towers Watson — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
REDEEMABLE NONCONTROLLING INTEREST	—	—	59	—	59

EQUITY
Total Willis Towers Watson stockholders’ equity	1,985	(989)	3,680	(2,691)	1,985
Noncontrolling interests	—	—	22	—	22
Total equity	1,985	(989)	3,702	(2,691)	2,007
TOTAL LIABILITIES AND EQUITY	$3,684	$5,252	$16,302	$(9,817)	$15,421

Notes to the financial statements

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2015
	Willis Towers Watson — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(10)	$626	$(223)	$(150)	$243
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	13	—	13
Additions to fixed assets	—	(18)	(128)	—	(146)
Additions to intangibles assets	—	—	(12)	—	(12)
Acquisitions of operations, net of cash acquired	—	—	(845)	—	(845)
Payments to acquire other investments, net of distributions received.	—	—	3	—	3
Proceeds from disposal of operations, net of cash disposed	—	—	44	—	44
Proceeds from intercompany investing activities	321	136	151	(608)	—
Repayments of intercompany investing activities	(82)	(746)	(181)	1,009	—
Additional investment in subsidiaries	—	(598)	—	598	—
Net cash provided by (used in) investing activities	239	(1,226)	(955)	999	(943)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from draw down of revolving credit facility	—	469	—	—	469
Debt issuance costs	—	(5)	—	—	(5)
Repayments of debt	—	(165)	(1)	—	(166)
Proceeds from issue of other debt	—	592	—	—	592
Repurchase of shares	(82)	—	—	—	(82)
Proceeds from the issue of shares	124	—	598	(598)	124
Excess tax benefits from share-based payment arrangements	—	—	7	—	7
Dividends paid	(277)	—	(150)	150	(277)
Acquisition of noncontrolling interests	—	—	(5)	—	(5)
Dividends paid to noncontrolling interests	—	—	(16)	—	(16)
Proceeds from intercompany financing activities	—	181	828	(1,009)	—
Repayments of intercompany financing activities	—	(472)	(136)	608	—
Net cash (used in) provided by financing activities	(235)	600	1,125	(849)	641
DECREASE IN CASH AND CASH EQUIVALENTS	(6)	—	(53)	—	(59)
Effect of exchange rate changes on cash and cash equivalents	—	—	(44)	—	(44)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	9	2	624	—	635
CASH AND CASH EQUIVALENTS, END OF YEAR	$3	$2	$527	$—	$532

Willis Towers Watson plc

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2014
	Willis Towers Watson — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(35)	$652	$212	$(352)	$477
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	1	6	(1)	6
Additions to fixed assets	—	(19)	(95)	1	(113)
Additions to intangible assets	—	—	(4)	—	(4)
Acquisitions of operations, net of cash acquired	—	—	(241)	—	(241)
Proceeds from sale of other investments, net of distributions received.	—	—	(10)	—	(10)
Proceeds from sale of operations, net of cash disposed	—	—	86	—	86
Proceeds from intercompany investing activities	361	120	435	(916)	—
Repayments of intercompany investing activities	—	(180)	(46)	226	—
Additional investment in subsidiaries	(31)	—	—	31	—
Net cash provided by (used in) investing activities	330	(78)	131	(659)	(276)
CASH FLOWS FROM FINANCING ACTIVITIES
Debt issuance costs	—	—	(3)	—	(3)
Repayments of debt	—	(15)	—	—	(15)
Repurchase of shares	(213)	—	—	—	(213)
Proceeds from the issue of shares	134	—	31	(31)	134
Excess tax benefits from share-based payment arrangements	—	—	5	—	5
Dividends paid	(210)	—	(352)	352	(210)
Acquisition of noncontrolling interests	—	(4)	—	—	(4)
Dividends paid to noncontrolling interests	—	—	(17)	—	(17)
Proceeds from intercompany financing activities	—	46	180	(226)	—
Repayments of intercompany financing activities	—	(602)	(314)	916	—
Net cash used in financing activities	(289)	(575)	(470)	1,011	(323)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6	(1)	(127)	—	(122)
Effect of exchange rate changes on cash and cash equivalents	—	—	(39)	—	(39)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3	3	790	—	796
CASH AND CASH EQUIVALENTS, END OF YEAR	$9	$2	$624	$—	$635

Notes to the financial statements

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2013
	Willis Towers Watson — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$4	$(98)	$662	$(7)	$561
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	3	9	—	12
Additions to fixed assets	—	(18)	(94)	—	(112)
Additions to intangible assets	—	—	(7)	—	(7)
Acquisitions of operations, net of cash acquired	—	(237)	(30)	237	(30)
Proceeds from sale of other investments, net of distributions received.	—	—	(3)	—	(3)
Proceeds from sale of operations, net of cash disposed	—	—	257	(237)	20
Proceeds from intercompany investing activities	383	223	60	(666)	—
Repayments of intercompany investing activities	(347)	(120)	(780)	1,247	—
Net cash provided by (used in) investing activities	36	(149)	(588)	581	(120)
CASH FLOWS FROM FINANCING ACTIVITIES
Senior notes issued	—	522	—	—	522
Debt issuance costs	—	(8)	—	—	(8)
Repayments of debt	—	(536)	—	—	(536)
Tender premium on extinguishment of senior notes	—	(65)	—	—	(65)
Proceeds from issue of shares	155	—	—	—	155
Excess tax benefits from share-based payment arrangements	—	—	2	—	2
Dividends paid	(193)	—	(7)	7	(193)
Acquisition of noncontrolling interests	—	—	(4)	—	(4)
Dividends paid to noncontrolling interests	—	—	(10)	—	(10)
Proceeds from intercompany financing activities	—	780	467	(1,247)	—
Repayments of intercompany financing activities	—	(443)	(223)	666	—
Net cash (used in) provided by financing activities	(38)	250	225	(574)	(137)
INCREASE IN CASH AND CASH EQUIVALENTS	2	3	299	—	304
Effect of exchange rate changes on cash and cash equivalents	—	—	(8)	—	(8)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1	—	499	—	500
CASH AND CASH EQUIVALENTS, END OF YEAR	$3	$3	$790	$—	$796

Willis Towers Watson plc

30.	FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES
Trinity Acquisition plc (formerly Trinity Acquisition Limited) has $525 million senior notes outstanding that were issued on August 15, 2013.
All direct obligations under the senior notes were jointly and severally, irrevocably and fully and unconditionally guaranteed by Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis Group Limited and Willis North America Inc, and additionally, effective from March 9, 2016 , Willis Towers Watson Sub Holdings Limited and WTW Bermuda Holdings Ltd., collectively the ‘Other Guarantors’, and with Willis Towers Watson, the ‘Guarantor Companies’.
The guarantor structure described above differs from the guarantor structure associated with the senior notes issued by the Company and Willis North America (the ‘Willis North America Debt Securities’) in that Trinity Acquisition plc (formerly Trinity Acquisition Limited) is the issuer and not a subsidiary guarantor, and Willis North America Inc. is a subsidiary guarantor.
Presented below is condensed consolidating financial information for:

(i)	Willis Towers Watson, which is a guarantor, on a parent company only basis;

(ii)
the Other Guarantors, which are all wholly owned subsidiaries (directly or indirectly) of the parent. Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V, Willis Investment UK Holdings Limited, TA I Limited and WTW Bermuda Holdings Ltd. are all direct or indirect parents of the issuer and Willis Group Limited and Willis North America Inc., are direct or indirect wholly owned subsidiaries or the issuer;

(iii)	Trinity Acquisition plc (formerly Trinity Acquisition Limited), which is the issuer and is a 100 percent indirectly owned subsidiary of the parent;

(iv)	Other, which are the non-guarantor subsidiaries, on a combined basis;

(v)	Consolidating adjustments; and

(vi)	the Consolidated Company.
The equity method has been used for investments in subsidiaries in the condensed consolidating balance sheets as of December 21, 2015 of Willis Towers Watson, the Other Guarantors and the Issuer.
The entities included in the Other Guarantors column as of December 31, 2015 are Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, Willis North America Inc.,TA I Limited, WTW Bermuda Holdings Ltd. and Willis Group Limited.

Notes to the financial statements

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2015
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$11	$—	$3,798	$—	$3,809
Investment income	—	1	—	11	—	12
Other income	—	—	—	8	—	8
Total revenues	—	12	—	3,817	—	3,829
EXPENSES
Salaries and benefits	(1)	(78)	—	(2,227)	—	(2,306)
Other operating expenses	(12)	(114)	—	(673)	—	(799)
Depreciation expense	—	(22)	—	(73)	—	(95)
Amortization of intangible assets	—	—	—	(76)	—	(76)
Restructuring costs	—	(41)	—	(85)	—	(126)
Total expenses	(13)	(255)	—	(3,134)	—	(3,402)
OPERATING (LOSS) INCOME	(13)	(243)	—	683	—	427
Other (expense) income, net	(10)	42	—	23	—	55
Income from Group undertakings	—	374	93	110	(577)	—
Expenses due to Group undertakings	—	(200)	(26)	(351)	577	—
Interest expense	(43)	(41)	(40)	(18)	—	(142)
(LOSS) INCOME BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(66)	(68)	27	447	—	340
Income tax benefit (expense)	—	51	(5)	(13)	—	33
(LOSS) INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(66)	(17)	22	434	—	373
Interest in earnings of associates, net of tax	—	9	—	2	—	11
Equity account for subsidiaries	439	443	337	—	(1,219)	—
NET INCOME	373	435	359	436	(1,219)	384
Less: Net income attributable to noncontrolling interests	—	—	—	(11)	—	(11)
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$373	$435	$359	$425	$(1,219)	$373

Willis Towers Watson plc

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2015
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive income	$402	$462	$400	$455	$(1,316)	$403
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(1)	—	(1)
Comprehensive income attributable to Willis Towers Watson	$402	$462	$400	$454	$(1,316)	$402

Notes to the financial statements

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2014
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$8	$—	$3,759	$—	$3,767
Investment income	—	—	—	16	—	16
Other income	—	—	—	19	—	19
Total revenues	—	8	—	3,794	—	3,802
EXPENSES
Salaries and benefits	(1)	(81)	—	(2,232)	—	(2,314)
Other operating expenses	(16)	(133)	—	(510)	—	(659)
Depreciation expense	—	(21)	—	(71)	—	(92)
Amortization of intangible assets	—	—	—	(54)	—	(54)
Restructuring costs	—	(14)	—	(22)	—	(36)
Total expenses	(17)	(249)	—	(2,889)	—	(3,155)
OPERATING (LOSS) INCOME	(17)	(241)	—	905	—	647
Other (expense) income, net	(15)	(220)	—	11	230	6
Income from Group undertakings	—	450	91	102	(643)	—
Expenses due to Group undertakings	—	(190)	(29)	(424)	643	—
Interest expense	(43)	(44)	(36)	(12)	—	(135)
(LOSS) INCOME BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(75)	(245)	26	582	230	518
Income tax benefit (expense)	—	54	(5)	(208)	—	(159)
(LOSS) INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(75)	(191)	21	374	230	359
Interest in earnings of associates, net of tax	—	10	—	4	—	14
Equity account for subsidiaries	437	609	314	—	(1,360)	—
NET INCOME	362	428	335	378	(1,130)	373
Less: Net income attributable to noncontrolling interests	—	—	—	(11)	—	(11)
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$362	$428	$335	$367	$(1,130)	$362

Willis Towers Watson plc

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2014
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive (loss) income	$(11)	$69	$(5)	$49	$(108)	$(6)
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(5)	—	(5)
Comprehensive (loss) income attributable to Willis Towers Watson	$(11)	$69	$(5)	$44	$(108)	$(11)

Notes to the financial statements

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2013
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$8	$—	$3,625	$—	$3,633
Investment income	—	—	—	15	—	15
Other income	—	—	—	7	—	7
Total revenues	—	8	—	3,647	—	3,655
EXPENSES
Salaries and benefits	(1)	(103)	—	(2,103)	—	(2,207)
Other operating expenses	(5)	(231)	(1)	(399)	—	(636)
Depreciation expense	—	(23)	—	(71)	—	(94)
Amortization of intangible assets	—	—	—	(55)	—	(55)
Total expenses	(6)	(357)	(1)	(2,628)	—	(2,992)
OPERATING (LOSS) INCOME	(6)	(349)	(1)	1,019	—	663
Other income (expense), net	5	(4)	—	31	(10)	22
Income from Group undertakings	—	491	68	86	(645)	—
Expenses due to Group undertakings	(10)	(153)	(26)	(456)	645	—
Loss on extinguishment of debt	—	(60)	—	—	—	(60)
Interest expense	(42)	(61)	(18)	(5)	—	(126)
(LOSS) INCOME BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(53)	(136)	23	675	(10)	499
Income tax benefit (expense)	—	29	(6)	(145)	—	(122)
(LOSS) INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(53)	(107)	17	530	(10)	377
Interest in earnings of associates, net of tax	—	9	—	(9)	—	—
Equity account for subsidiaries	418	515	344	—	(1,277)	—
NET INCOME	365	417	361	521	(1,287)	377
Less: Net income attributable to noncontrolling interests	—	—	—	(12)	—	(12)
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$365	$417	$361	$509	$(1,287)	$365

Willis Towers Watson plc

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2013
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive income	$522	$565	$504	$636	$(1,693)	$534
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(12)	—	(12)
Comprehensive income attributable to Willis Towers Watson	$522	$565	$504	$624	$(1,693)	$522

Notes to the financial statements

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2015
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3	$2	$—	$527	$—	$532
Accounts receivable, net	—	7	—	1,251	—	1,258
Fiduciary assets	—	—	—	10,458	—	10,458
Other current assets	1	72	—	194	(12)	255
Amounts due from group undertakings	3,423	951	1,538	1,259	(7,171)	—
Total current assets	3,427	1,032	1,538	13,689	(7,183)	12,503
NON-CURRENT ASSETS
Investments in subsidiaries	—	4,069	3,092	—	(7,161)	—
Fixed assets, net	—	58	—	505	—	563
Goodwill	—	—	—	3,737	—	3,737
Other intangible assets, net	—	—	—	1,115	—	1,115
Investments in associates	—	—	—	13	—	13
Deferred tax assets	—	—	—	76	—	76
Pension benefits asset	—	—	—	623	—	623
Other non-current assets	—	9	1	199	—	209
Non-current amounts due from group undertakings	—	785	518	—	(1,303)	—
Total non-current assets	—	4,921	3,611	6,268	(8,464)	6,336
TOTAL ASSETS	$3,427	$5,953	$5,149	$19,957	$(15,647)	$18,839
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$—	$10,458	$—	$10,458
Deferred revenue and accrued expenses	1	68	—	683	—	752
Income taxes payable	—	—	5	52	(12)	45
Short-term debt and current portion of long-term debt	300	—	609	79	—	988
Other current liabilities	15	50	11	482	—	558
Amounts due to group undertakings	—	5,234	435	1,502	(7,171)	—
Total current liabilities	316	5,352	1,060	13,256	(7,183)	12,801
NON-CURRENT LIABILITIES
Investments in subsidiaries	387	—	—	—	(387)	—
Long-term debt	495	580	1,203	—	—	2,278
Liabilities for pension benefits	—	—	—	279	—	279
Deferred tax liabilities	—	1	—	239	—	240
Provisions for liabilities	—	—	—	295	—	295
Other non-current liabilities	—	36	—	497	—	533
Non-current amounts due to group undertakings	—	518	—	785	(1,303)	—
Total non-current liabilities	882	1,135	1,203	2,095	(1,690)	3,625
TOTAL LIABILITIES	$1,198	$6,487	$2,263	$15,351	$(8,873)	$16,426

Willis Towers Watson plc

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2015
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REDEEMABLE NONCONTROLLING INTEREST	—	—	—	53	—	53

EQUITY
Total Willis Towers Watson stockholders’ equity	2,229	(534)	2,886	4,422	(6,774)	2,229
Noncontrolling interests	—	—	—	131	—	131
Total equity	2,229	(534)	2,886	4,553	(6,774)	2,360
TOTAL LIABILITIES AND EQUITY	$3,427	$5,953	$5,149	$19,957	$(15,647)	$18,839

Notes to the financial statements

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2014
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9	$2	$—	$624	$—	$635
Accounts receivable, net	—	3	—	1,041	—	1,044
Fiduciary assets	—	—	—	8,948	—	8,948
Other current assets	—	39	—	206	(33)	212
Amounts due from group undertakings	3,675	1,153	797	1,114	(6,739)	—
Total current assets	3,684	1,197	797	11,933	(6,772)	10,839
NON-CURRENT ASSETS
Investments in subsidiaries	—	3,478	2,579	—	(6,057)	—
Fixed assets, net	—	62	—	421	—	483
Goodwill	—	—	—	2,937	—	2,937
Other intangible assets, net	—	—	—	450	—	450
Investments in associates	—	147	—	22	—	169
Deferred tax assets	—	—	—	19	—	19
Pension benefits asset	—	—	—	314	—	314
Other non-current assets	—	3	1	206	—	210
Non-current amounts due from group undertakings	—	740	518	—	(1,258)	—
Total non-current assets	—	4,430	3,098	4,369	(7,315)	4,582
TOTAL ASSETS	$3,684	$5,627	$3,895	$16,302	$(14,087)	$15,421
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$—	$8,948	$—	$8,948
Deferred revenue and accrued expenses	1	34	—	584	—	619
Income taxes payable	—	6	5	55	(33)	33
Short-term debt and current portion of long-term debt	—	149	17	1	—	167
Other current liabilities	67	46	11	320	—	444
Amounts due to group undertakings	—	5,267	576	896	(6,739)	—
Total current liabilities	68	5,502	609	10,804	(6,772)	10,211
NON-CURRENT LIABILITIES
Investments in subsidiaries	838	—	—	—	(838)	—
Long-term debt	793	579	758	—	—	2,130
Liabilities for pension benefits	—	—	—	284	—	284
Deferred tax liabilities	—	—	—	147	—	147
Provisions for liabilities	—	—	—	194	—	194
Other non-current liabilities	—	17	—	372	—	389
Non-current amounts due to group undertakings	—	518	—	740	(1,258)	—
Total non-current liabilities	1,631	1,114	758	1,737	(2,096)	3,144
TOTAL LIABILITIES	$1,699	$6,616	$1,367	$12,541	$(8,868)	$13,355

Willis Towers Watson plc

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2014
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REDEEMABLE NONCONTROLLING INTEREST	—	—	—	59	—	59

EQUITY
Total Willis Towers Watson stockholders’ equity	1,985	(989)	2,528	3,680	(5,219)	1,985
Noncontrolling interests	—	—	—	22	—	22
Total equity	1,985	(989)	2,528	3,702	(5,219)	2,007
TOTAL LIABILITIES AND EQUITY	$3,684	$5,627	$3,895	$16,302	$(14,087)	$15,421

Notes to the financial statements

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2015
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(10)	$593	$33	$(223)	$(150)	$243
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	13	—	13
Additions to fixed assets	—	(18)	—	(128)	—	(146)
Additions to intangible assets	—	—	—	(12)	—	(12)
Acquisitions of operations, net of cash acquired	—	—	—	(845)	—	(845)
Payments to acquire other investments, net of distributions received.	—	—	—	3	—	3
Proceeds from sale of operations, net of cash disposed	—	—	—	44	—	44
Proceeds from intercompany investing activities	321	136	—	151	(608)	—
Repayments of intercompany investing activities	(82)	—	(746)	(181)	1,009	—
Additional investment in subsidiaries	—	(420)	(178)	—	598	—
Net cash provided by (used in) investing activities	239	(302)	(924)	(955)	999	(943)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from draw down of revolving credit facility	—	—	469	—	—	469
Debt issuance costs	—	—	(5)	—	—	(5)
Repayments of debt	—	(149)	(16)	(1)	—	(166)
Proceeds from issue of other debt	—	—	592	—	—	592
Repurchase of shares	(82)	—	—	—	—	(82)
Proceeds from issue of shares	124	—	—	598	(598)	124
Excess tax benefits from share-based payment arrangement	—	—	—	7	—	7
Dividends paid	(277)	—	—	(150)	150	(277)
Acquisition of noncontrolling interests	—	—	—	(5)	—	(5)
Dividends paid to noncontrolling interests	—	—	—	(16)	—	(16)
Proceeds from intercompany financing activities	—	181	—	828	(1,009)	—
Repayments of intercompany financing activities	—	(323)	(149)	(136)	608	—
Net cash (used in) provided by financing activities	(235)	(291)	891	1,125	(849)	641
DECREASE IN CASH AND CASH EQUIVALENTS	(6)	—	—	(53)	—	(59)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(44)	—	(44)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	9	2	—	624	—	635
CASH AND CASH EQUIVALENTS, END OF YEAR	$3	$2	$—	$527	$—	$532

Willis Towers Watson plc

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2014
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(35)	$781	$181	$212	$(662)	$477
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	1	—	6	(1)	6
Additions to fixed assets	—	(19)	—	(95)	1	(113)
Additions to intangible assets	—	—	—	(4)	—	(4)
Acquisitions of operations, net of cash acquired	—	—	—	(241)	—	(241)
Proceeds from sale of other investments, net of distributions received.	—	—	—	(10)	—	(10)
Proceeds from sale of operations, net of cash disposed	—	—	—	86	—	86
Proceeds from intercompany investing activities	361	120	—	435	(916)	—
Repayments of intercompany investing activities	—	(180)	(4)	(46)	230	—
Additional investment in subsidiaries	(31)	—	—	—	31	—
Net cash provided by (used in) investing activities	330	(78)	(4)	131	(655)	(276)
CASH FLOWS FROM FINANCING ACTIVITIES
Debt issuance costs	—	—	—	(3)	—	(3)
Repayments of debt	—	—	(15)	—	—	(15)
Repurchase of shares	(213)	—	—	—	—	(213)
Proceeds from issue of shares	134	—	—	31	(31)	134
Excess tax benefits from share-based payment arrangement	—	—	—	5	—	5
Dividends paid	(210)	(155)	(155)	(352)	662	(210)
Acquisition of noncontrolling interests	—	(4)	—	—	—	(4)
Dividends paid to noncontrolling interests	—	—	—	(17)	—	(17)
Proceeds from intercompany financing activities	—	50	—	180	(230)	—
Repayments of intercompany financing activities	—	(595)	(7)	(314)	916	—
Net cash used in financing activities	(289)	(704)	(177)	(470)	1,317	(323)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6	(1)	—	(127)	—	(122)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(39)	—	(39)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3	3	—	790	—	796
CASH AND CASH EQUIVALENTS, END OF YEAR	$9	$2	$—	$624	$—	$635

Notes to the financial statements

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2013
	Willis Towers Watson	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH PROVIDED BY OPERATING ACTIVITIES	$4	$399	$63	$662	$(567)	$561
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	3	—	9	—	12
Additions to fixed assets	—	(18)	—	(94)	—	(112)
Additions to intangible assets	—	—	—	(7)	—	(7)
Acquisitions of operations, net of cash acquired	—	(237)	—	(30)	237	(30)
Proceeds from sale of other investments, net of distributions received.	—	—	—	(3)	—	(3)
Proceeds from sale of operations, net of cash disposed	—	—	—	257	(237)	20
Proceeds from intercompany investing activities	383	160	132	60	(735)	—
Repayments of intercompany investing activities	(347)	(120)	(442)	(780)	1,689	—
Net cash provided by (used in) investing activities	36	(212)	(310)	(588)	954	(120)
CASH FLOWS FROM FINANCING ACTIVITIES
Senior notes issued	—	—	522	—	—	522
Debt issuance costs	—	—	(8)	—	—	(8)
Repayments of debt	—	(521)	(15)	—	—	(536)
Tender premium on extinguishment of senior notes	—	(65)	—	—	—	(65)
Proceeds from issue of shares	155	—	—	—	—	155
Excess tax benefits from share-based payment arrangements	—	—	—	2	—	2
Dividends paid	(193)	(230)	(330)	(7)	567	(193)
Acquisition of noncontrolling interests	—	—	—	(4)	—	(4)
Dividends paid to noncontrolling interests	—	—	—	(10)	—	(10)
Proceeds from intercompany financing activities	—	1,075	147	467	(1,689)	—
Repayments of intercompany financing activities	—	(443)	(69)	(223)	735	—
Net cash (used in) provided by financing activities	(38)	(184)	247	225	(387)	(137)
INCREASE IN CASH AND CASH EQUIVALENTS	2	3	—	299	—	304
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(8)	—	(8)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1	—	—	499	—	500
CASH AND CASH EQUIVALENTS, END OF YEAR	$3	$3	$—	$790	$—	$796

Willis Towers Watson plc

31.	SUBSEQUENT EVENTS
Merger with Towers Watson & Co.
On January 4, 2016, pursuant to the Agreement and Plan of Merger, dated June 29, 2015, as amended on November 19, 2015, between Willis, Towers Watson, and Citadel Merger Sub, Inc., a wholly-owned subsidiary of Willis formed for the purpose of facilitating this transaction (‘Merger Sub’), Merger Sub merged with and into Towers Watson, with Towers Watson continuing as the surviving corporation and a wholly-owned subsidiary of Willis.
Towers Watson & Co. is a leading global professional services firm operating throughout the world, dating back more than 100 years. The Merger will allow the combined firm to go to market with complementary strategic product and services offerings.
At the effective time of the Merger (the ‘Effective Time’), each issued and outstanding share of Towers Watson common stock (the ‘Towers Watson shares’), was converted into the right to receive 2.6490 validly issued, fully paid and nonassessable ordinary shares of Willis (the ‘Willis ordinary shares’), $0.000304635 nominal value per share, other than any Towers Watson shares owned by Towers Watson, Willis or Merger Sub at the Effective Time and the Towers Watson shares held by stockholders who are entitled to and who properly exercised dissenter’s rights under Delaware law.
Immediately following the Merger, Willis effected (i) a consolidation (i.e., a reverse stock split under Irish law) of Willis ordinary shares whereby every 2.6490 Willis ordinary shares were consolidated into one Willis ordinary share $0.000304635 nominal value per share and (ii) an amendment to its Constitution and other organizational documents to change its name from Willis Group Holdings Public Limited Company to Willis Towers Watson Public Limited Company.
On December 29, 2015, the third business day immediately prior to the closing date, Towers Watson declared and paid the Towers Watson pre-merger special dividend, in an amount of $10.00 per share of Towers Watson common stock, approximately $694 million in the aggregate based on approximately 69 million Towers Watson shares issued and outstanding at December 29, 2015.
On December 30, 2015, all Towers Watson treasury stock was canceled.
The Merger was accounted for using the acquisition method of accounting with Willis considered the accounting acquirer of Towers Watson.
The tables below presents the preliminary calculation of aggregate Merger Consideration.

January 4, 2016
Number of shares of Towers Watson common stock outstanding as of January 4, 2016	69 million
Exchange ratio	2.6490
Number of Willis Group Holdings shares issued (prior to reverse stock split)	184 million
Willis Group Holdings price per share on January 4, 2016	$47.18
Fair value (millions) of 184 million Willis ordinary shares	$8,686
Value of equity awards assumed	37
Preliminary estimated aggregate Merger Consideration	$8,723
______________________________

Notes to the financial statements

31. SUBSEQUENT EVENTS (Continued)

A summary of the preliminary fair values of the identifiable assets acquired, and liabilities assumed, of Towers Watson at January 4, 2016 are summarized in the following table.

January 4, 2016
(millions)
Cash and cash equivalents	$476
Accounts receivable, net	825
Other current assets	124
Fixed assets, net	242
Goodwill	6,546
Other intangible assets (i)	4,110
Other non-current assets	208
Deferred tax liabilities	(1,016)
Pension and other post-retirement liabilities	(941)
Other current liabilities	(751)
Other non-current liabilities	(360)
Long term debt, including current portion (ii)	(740)
Allocated Aggregate Merger Consideration	$8,723
______________________________

i.	Represents identified finite-lived intangible assets; primarily relates to customer relationships and core/developed technology and other marketing related intangibles.

ii.
Represents both debt due upon change of control of $400 million borrowed under Towers Watson’s term loan ($188 million) and revolving credit facility ($212 million) and an additional draw down under a new term loan of $340 million. The $400 million debt was repaid by Willis borrowings under the 1-year term loan facility on January 4, 2016. The $340 million new term loan partially funded the $694 million Towers Watson pre-merger special dividend.

Upon completion of the fair value assessment following the Merger, the Company anticipates the ultimate fair values of the net assets acquired will differ from the preliminary assessment outlined above. Generally, changes to the initial estimates of the fair value of assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill. Goodwill is calculated as the difference between the acquisition date fair value of the net assets acquired, and represents the value of the Legacy Towers Watson assembled workforce and the future economic benefits that we expect to achieve as a result of the Merger.
The following unaudited pro forma financial information is intended to reflect the impact of the Merger on Willis’ consolidated financial statements as if the Merger had taken place on January 1, 2014 and presents the results of operations of Willis based on the historical financial statements of Willis and Towers Watson after giving effect to the Merger and pro forma adjustments. Pro forma adjustments are included only to the extent they are (i) directly attributable to the Merger, (ii) factually supportable and (iii) with respect to the statement of income, expected to have a continuing impact on the combined results. The accompanying unaudited pro forma financial information is presented for illustrative purposes only and has not been adjusted to give effect to certain expected financial benefits of the Merger, such as revenue synergies, tax savings and cost synergies, or the anticipated costs to achieve these benefits, including the cost of integration activities. The unaudited pro forma results are not indicative of what would have occurred had the Merger taken place on the indicated date.

	Twelve Months Ended December 31,
	2015	2014
	(millions)
Total revenues	$7,486	$7,303
Net income attributable to Willis Towers Watson	$633	$434
The above pro forma financial information does not reflect the impact of the Gras Savoye acquisition, which was completed on December 29, 2015 because the effects were not material to Willis’ consolidated financial statements had the Gras Savoye transaction, in addition to the Merger, completed on January 1, 2014.  Including Gras Savoye in the above financial information

Willis Towers Watson plc

31. SUBSEQUENT EVENTS (Continued)

would result in total revenues being higher by $435 million (2014: $506 million) and net income being lower by $2 million (2014: lower by $23 million).

32.	QUARTERLY FINANCIAL DATA (UNAUDITED)
Quarterly financial data for 2015 and 2014 were as follows:

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	(millions, except per share data)
2015
Total revenues	$1,087	$922	$846	$974
Total expenses	(794)	(817)	(819)	(972)
Net income (loss)	214	72	116	(18)
Net income (loss) attributable to Willis Towers Watson	210	70	117	(24)
Earnings per share
— Basic	$3.09	$1.03	$1.72	$(0.35)
— Diluted	$3.04	$1.01	$1.70	$(0.35)
2014
Total revenues	$1,097	$935	$812	$958
Total expenses	(771)	(787)	(778)	(819)
Net income (loss)	250	48	(8)	83
Net income (loss) attributable to Willis Towers Watson	246	47	(7)	76
Earnings per share
— Basic	$3.62	$0.69	$(0.10)	$1.13
— Diluted	$3.57	$0.68	$(0.10)	$1.12